                       Supplement, dated March 25, 2009
                  to the Prospectuses, dated May 1, 2008, for
                     Seligman Income and Growth Fund, Inc.
                                 (the "Fund")

Effective March 25, 2009, this prospectus supplement supersedes and replaces the prospectus supplement dated November 25, 2008. Effective immediately, Jamie Jackson no longer serves as a portfolio manager for the Fund. Other than changes to the information under the sub-caption "Portfolio Manager(s)" under the caption "Management", the changes set forth herein are substantially identical to those set forth in the supplement dated November 25, 2008.

On November 7, 2008, RiverSource Investments, LLC ("RiverSource Investments"), a wholly owned subsidiary of Ameriprise Financial, Inc., announced the closing of its acquisition (the "Acquisition") of J. & W. Seligman & Co. Incorporated ("Seligman"). With the Acquisition completed and shareholders of the Fund having previously approved (at a Special Meeting held on November 3, 2008) a new investment management services agreement between the Fund and RiverSource Investments, RiverSource Investments is the new investment manager of the Fund effective November 7, 2008. In connection with the Acquisition, there is a change to the Fund's primary benchmark.

Effective November 7, 2008, to better align the primary benchmark index with the investment strategy of the Fund, the S&P 500 Index is replaced with the Russell 1000 Value Index. In addition, the Lehman Brothers U.S. Government/Credit Index is replaced with the Lehman Brothers Aggregate Bond Index and the Blended Index comprised of a 60% weighting in the S&P 500 Index and a 40% weighting in the Lehman Brothers U.S. Government/Credit Index is replaced with a new Blended Index comprised of 60% weighting in the Russell
1000 Value Index and 40% in the Lehman Brothers Aggregate Bond Index. Information on each of the old and new indexes will be included for a one year transition period. Thereafter, however, only the Russell 1000 Value Index, Lehman Brothers Aggregate Bond Index and the new Blended Index will be included.

The Russell 1000 Value Index, an unmanaged index, measures the performance of those stocks in the Russell 1000 Index with lower price-to-book ratios and lower forecasted growth values. The index reflects reinvestment of all distributions and changes in market prices.

The Lehman Brothers Aggregate Bond Index, an unmanaged index, is made up of a representative list of government, corporate, asset-backed and mortgage-backed securities. The index is frequently used as a general measure of bond market performance. The index reflects reinvestment of all distributions and changes in market prices.

Also, effective November 7, 2008, in connection with the Acquisition, the Fund's portfolio managers have been changed. This change also results in modification to the investment process used for the Fund. The foregoing changes are reflected in the revised Principal Investment Strategies, Principal Risks and Management sections of the prospectus as set forth below.

The information under the caption "Principal Investment Strategies" is hereby superseded and replaced with the following information:

The Fund uses the following principal investment strategies to seek its investment objective:

The Fund allocates its assets between equity securities and fixed-income securities. Securities are carefully selected in light of the Fund's investment objective and are diversified among many different types of securities and market sectors. As of March 31, 2008, approximately 71% of the Fund's portfolio was invested in equity securities and approximately 29% was invested in fixed-income securities. However, the proportion of the Fund's assets invested in each type of security will vary from time to time based on the investment manager's assessment of general market and economic conditions.

Equity Securities

Equity securities in which the Fund may invest include: common stocks, including real estate investment trusts ("REITs"); securities convertible into common stocks; preferred stocks; and American Depositary Receipts ("ADRs"). The Fund usually invests in the common stock of larger US companies; however, it may invest in companies of any size. REITs are companies that invest primarily in income-producing real estate or real estate related loans or interests. ADRs are publicly traded instruments generally issued by domestic banks or trust companies that represent securities of foreign issuers.

Equity securities are chosen using an investment philosophy rooted in the belief that a disciplined, systematic, value-oriented approach to investing primarily in large-cap companies provides investors with an excellent opportunity for long-term growth of capital.

In pursuit of the Fund's objectives, the investment manager (RiverSource Investments, LLC) chooses equity investments by seeking to:

..   Select companies that are undervalued based on a variety of measures, including, but not limited to price-to-earnings ratios, price-to-book ratios, price-to-free cash flow, current and projected dividends, sum-of-the parts or breakup value and historic relative price valuations.

..   Identify companies with moderate growth potential based on:

   .   effective management, as demonstrated by overall performance;

   .   financial strength; and

   . underappreciated potential for improvement in industry and thematic trends.

In evaluating whether to sell a security, the investment manager considers, among other factors, whether:

..   The security is overvalued relative to alternative investments.

..   The security has reached the investment manager's price objective.

..   The company has met the investment manager's earnings and/or growth expectations.

..   The security exhibits unacceptable correlation characteristics with other portfolio holdings.

..   The company or the security continues to meet the other standards described above.

Fixed Income Securities

Investment grade fixed-income securities are those rated within the four highest rating categories by Moody's Investors Service ("Moody's"), Standard & Poor's Rating Services ("S&P") or Fitch Ratings, or are securities deemed by the investment manager to be of comparable quality (collectively, "Investment Grade Securities"). They include obligations issued and guaranteed by the US government or its agencies or instrumentalities, corporate bonds and other obligations, mortgage-backed and other asset-backed securities, obligations of non-US government agencies and private institutions, and income-producing cash equivalents, including repurchase agreements. Mortgage-backed securities include collateralized mortgage obligations, mortgage pass-through securities and stripped mortgage-backed securities.

Although the Fund emphasizes high- and medium-quality debt securities, it may assume some credit risk in an effort to achieve higher yield and/or capital appreciation by buying lower-quality (junk) bonds which carry non-investment grade ratings (Ba or below by Moody's or BB or below by Fitch Ratings or S&P) or are securities deemed to be below investment grade by the investment manager ("High-Yield Securities"). Although High-Yield Securities have the potential to offer higher yields than Investment Grade Securities with higher ratings and similar maturities, High-Yield Securities are subject to greater risk of loss of principal and interest than Investment Grade Securities. The Fund may invest in all types of High-Yield Securities including:

..   Senior and subordinated corporate debt obligations of both US and non-US issuers (including, for example, debentures, loan participations and floating rate loans);

..   Mortgage and other asset-backed securities;

..   Capital appreciation bonds, including zero coupon and pay-in-kind securities;

..   Convertible securities, preferred stock, structured securities and loan participations;

..   Municipal securities;

..   Obligations of foreign governments;

..   Securities that are rated in default by a nationally recognized statistical rating organization;

..   Repurchase agreements relating to the above instruments;

..   Warrants, rights and other equity securities that are acquired in connection with the Fund's investments in High-Yield Securities; and

..   Restricted securities that may be offered and sold only to "qualified institutional buyers" under Rule 144A of the Securities Act of 1933 ("Rule 144A Securities").

The Fund does not have any portfolio maturation limitation, and may invest its assets in High-Yield Securities of short, medium or long maturities.

Investment Grade Securities. In pursuit of the Fund's objective, the investment manager chooses Investment Grade Securities by:

..   Evaluating the Investment Grade Securities portion of the portfolio's total exposure to sectors, industries and securities relative to the Lehman Brothers Aggregate Bond Index (the Lehman Index).

..   Analyzing factors such as credit quality, interest rate outlook and price in seeking to select the most attractive securities within each sector.

..   Targeting an average portfolio duration within one year of the duration of the Lehman Index which, as of Sept. 30, 2008 was 4.47 years. Duration measures the sensitivity of bond prices to changes in interest rates. The longer the duration of a bond, the longer it will take to repay the principal and interest obligations and the more sensitive it will be to changes in interest rates. For example, a five-year duration means a bond is expected to decrease in value by 5% if interest rates rise 1% and increase in value by 5% if interest rates fall 1%.

In evaluating whether to sell Investment Grade Securities, the investment manager considers, among other factors:

..   Identification of more attractive investments based on relative value.

..   The portfolio's total Investment Grade Securities exposure to sectors, industries and securities relative to the Lehman Index.

..   Whether a security's rating has changed or is vulnerable to a change.

..   Whether a sector or industry is experiencing change.

..   Changes in the interest rate or economic outlook.

High-Yield Securities. In pursuit of the Fund's objective, the investment manager chooses High-Yield Securities by:

..   Reviewing interest rate and economic forecasts.

..   Reviewing credit characteristics and capital structures of companies, including an evaluation of any outstanding bank loans or corporate debt securities a company has issued, its relative position in its industry, and its management team's capabilities.

..   Identifying companies that:

   . have medium and low quality ratings or, in the investment manager's opinion, have similar qualities to companies with medium or low quality ratings, even though they are not rated, or have been given a different rating by a rating agency,

   .   have growth potential, or

   .   have the potential to increase in value as their credit ratings improve.

..   Buying debt instruments that are expected to outperform other debt instruments.

In evaluating whether to sell High-Yield Securities, the investment manager considers, among other factors, whether:

..   The interest rate or economic outlook changes.

..   A sector or industry is experiencing change.

..   A security's rating is changed.

..   The security is overvalued relative to alternative investments.

..   The company no longer meets the investment manager's performance expectations.

..   The investment manager wishes to lock in profits.

..   The investment manager identifies a more attractive opportunity.

..   The issuer or the security continues to meet the other standards described above.

Other Strategies

The Fund may invest up to 15% of its net assets in illiquid securities (i.e., securities that cannot be readily sold) including funding agreements issued by domestic insurance companies and may invest up to 10% of its total assets directly in foreign securities. The limit on foreign securities does not apply to ADRs or commercial paper and certificates of deposit issued by foreign banks.

The Fund may also invest up to 10% of its assets in exchange-traded funds ("ETFs"). ETFs are traded, like individual stocks, on an exchange, but they represent baskets of securities that seek to track the performance of certain indices. The indices include not only broad-market indices but more specific indices as well, including those relating to particular sectors, countries and regions. The Fund may invest in ETFs for short-term cash management purposes or as part of its overall investment strategy.

The Fund may also invest up to 10% of its assets in equity-linked securities (each, an "ELS") as part of its overall investment strategy. An ELS is a debt instrument whose value is based on the value of a single equity security, basket of equity securities or an index of equity securities (each, an "Underlying Equity"). An ELS typically provides interest income, thereby offering a yield advantage over investing directly in an Underlying Equity. However, the holder of an ELS may have limited or no benefit from any appreciation in the Underlying Equity, but is exposed to downside market risk. The Fund may purchase ELSs that trade on a securities exchange or those that trade on the over-the-counter markets, including securities offered and sold under Rule 144A of the Securities Act of 1933. The Fund may also purchase an ELS in a privately negotiated transaction with the issuer of the ELS (or its broker- dealer affiliate).

The Fund intends to comply with Rule 4.5 of the Commodity Futures Trading Commission (CFTC), under which a mutual fund is exempt from the definition of a "commodity pool operator." The Fund, therefore, is not subject to registration or regulation as a pool operator, meaning that the Fund may invest in futures contracts without registering with the CFTC.

The Fund may, from time to time, take temporary defensive positions that are inconsistent with its principal strategies in seeking to minimize extreme volatility caused by adverse market, economic, political, or other conditions. This could prevent the Fund from achieving its objective.

The Fund's investment objective may be changed only with shareholder approval. The principal investment strategies may be changed without shareholder approval. Any changes to these strategies, however, must be approved by the Fund's Board of Directors.

There is no guarantee that the Fund will achieve its objectives.

The information under the caption "Principal Risks" is hereby revised to include the following:

The information under the caption "Management" (including the sub-caption "Portfolio Management" and the information thereunder) is hereby superseded and replaced with the following information:

On November 7, 2008, RiverSource Investments, LLC ("RiverSource Investments") announced the closing of its acquisition (the "Acquisition") of J. & W. Seligman & Co. Incorporated ("Seligman"), 100 Park Avenue, New York, New York 10017. With the Acquisition completed and shareholders having previously approved (at a Special Meeting held on November 3, 2008) a new investment management services agreement between the Fund and RiverSource Investments (the "Agreement"), RiverSource Investments is the new investment manager of the Fund effective November 7, 2008.

RiverSource Investments, 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, is also the investment manager of the other funds in the Seligman Group of Funds, and is a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"). Ameriprise Financial is a financial planning and financial services company that has been offering solutions for clients' asset accumulation, income management and protection needs for more than 110 years. In addition to managing investments for the Seligman Group of Funds, RiverSource Investments manages investments for the RiverSource funds, itself and its affiliates. For institutional clients, RiverSource Investments and its affiliates provide investment management and related services, such as separate account asset management, and institutional trust and custody, as well as other investment products. For all of its clients, RiverSource Investments seeks to allocate investment opportunities in an equitable manner over time.

Effective November 7, 2008, the Fund will pay RiverSource Investments a fee for managing its assets (Seligman will no longer receive a management fee effective November 7, 2008). The Fund will pay RiverSource under the same fee structure that it paid Seligman, which is as follows. The fee rate declines as the Fund's net assets increase. It is equal to an annual rate of 0.60% of the Fund's average daily net assets on the first $1 billion of net assets, 0.55% of the Fund's average daily net assets on the next $1 billion of net assets and 0.50% of the Fund's average daily net assets in excess of $2 billion. For the year ended December 31, 2007, the management fee paid by the Fund to Seligman (the Fund's manager prior to November 7, 2008) was equal to an annual rate of 0.60% of the Fund's average daily net assets.

On July 29, 2008, the Fund's Board met to discuss, prior to shareholder approval, the Agreement between the Fund and RiverSource Investments. A discussion regarding the basis for the Board approving the Agreement was included in the Fund's proxy statement, dated August 27, 2008, and will be made available in the Fund's upcoming annual shareholder report.

Portfolio Manager(s). The Fund is allocated among equity and fixed income asset classes as determined by the Fund's portfolio managers. The portfolio managers responsible for the Fund's day-to-day management are described below.

The portfolio managers responsible for the day-to-day management of the equity portion of the Fund are:

Warren Spitz, Senior Portfolio Manager

..   Joined RiverSource Investments in 2000 as a Senior Portfolio Manager.

..   Portfolio Manager, Prudential Global Asset Management, 1987 to 2000.

..   Began investment career in 1984.

..   MBA, Wharton School, University of Pennsylvania.

Steve Schroll, Portfolio Manager

..   Joined RiverSource Investments in 1998 as a Senior Security Analyst.

..   Senior Equity Analyst, Piper Jaffray, 1988 to 1998; Equity Analyst, First
    Asset Management, 1985 to 1988; Equity Analyst, Dain Rauscher, 1981 to 1985.

..   Began investment career in 1981.

..   MBA, University of Minnesota.

Laton Spahr, CFA, Portfolio Manager

..   Joined RiverSource Investments in 2001 as a Security Analyst.

..   Sector Analyst, Holland Capital Management, 2000 to 2001; Statistical
    Research Intern, Friess Associates, 1998 to 1999.

..   Began investment career in 1998.

..   MS, University of Wisconsin, Applied Security Analysis Program.

Paul Stocking, Portfolio Manager

..   Joined RiverSource Investments in 1995 as a Senior Equity Analyst.

..   Vice President, JP Morgan Securities, 1987 to 1995; Investment Banking.

..   Began investment career in 1987.

..   MBA, University of Chicago.

The portfolio managers responsible for the day-to-day management of the fixed income portion of the Fund are:

Tom Murphy, CFA, Portfolio Manager

..   Leader of the investment grade corporate bond sector team.

..   Joined RiverSource Investments in 2002.

..   Managing Director and Portfolio Manager, BlackRock Financial Management,
    2002; various positions, Zurich Scudder, 1992 to 2002.

..   Began investment career in 1986.

..   MBA, University of Michigan.

Scott Schroepfer, CFA, Portfolio Manager

..   Member of the high yield corporate sector team.

..   Joined RiverSource Investments in 1990.

..   Began investment career in 1986.

..   MBA, University of Minnesota.

Todd White, Portfolio Manager

..   Managed the Fund since 2008.

..   Leader of the liquid assets sector team.

..   Joined RiverSource Investments in 2008.

..   Managing Director, Global Head of the Asset-Backed and Mortgage-Backed
    Securities businesses, and North American Head of the Interest Rate business, HSBC, 2004 to 2008; Managing Director and Head of Business for Mortgage Pass-Through and Options, Lehman Brothers, 2000 to 2004.

..   Began investment career in 1986.

..   BS, Indiana University.

The fixed income department of RiverSource Investments is divided into six specialized teams (sector teams), each focused on a specific sector of the fixed income market: leveraged debt group, liquid assets, high yield fixed income, investment grade credit, municipal bonds, and global fixed income. Each sector team includes a portfolio manager or portfolio managers and several analysts that select securities and other fixed income instruments within the sector. The Fund's portfolio managers lead or are members of one of these sector teams and also serve on a strategy committee responsible for implementation of the Fund's overall investment strategy, including determination of the Fund's sector allocation and portfolio duration.

The Fund's Statement of Additional Information provides additional information about the compensation of the individuals named above (the "Portfolio Managers"), other accounts managed by the Portfolio Managers and the Portfolio Managers' ownership of securities of the Fund.

The following information is added to the section "Shareholder Information" under the sub-caption "How to Exchange Shares Among the Seligman Mutual Funds":

The Seligman Mutual Funds are part of the RiverSource complex of funds which, in addition to RiverSource funds, includes RiverSource Partners funds and Threadneedle funds. Each of the funds in the RiverSource complex shares the same Board of Directors/Trustees. However, the Seligman Mutual Funds do not share the same policies and procedures, as set forth in the Shareholder Information section of this prospectus, as the other funds in the RiverSource complex and may not be exchanged for shares of RiverSource funds, RiverSource Partners funds or Threadneedle funds.

                    SUPPLEMENT DATED MARCH 16, 2009 TO THE
                                 PROSPECTUSES
                                      AND
                     STATEMENTS OF ADDITIONAL INFORMATION
                        OF EACH OF THE FOLLOWING FUNDS:

                Prospectuses, each dated February 2, 2009, for

 Seligman Core Fixed Income Fund, Inc., Seligman Municipal Fund Series, Inc.,
  Seligman Municipal Series Trust, Seligman New Jersey Municipal Fund, Inc.,
                Seligman Pennsylvania Municipal Fund Series and
                  Seligman TargetHorizon ETF Portfolios, Inc.

                   Prospectuses, each dated May 1, 2008, for

 Seligman Asset Allocation Series, Inc., Seligman Cash Management Fund, Inc.,
    Seligman Capital Fund, Inc., Seligman Common Stock Fund, Inc., Seligman Communications and Information Fund, Inc., Seligman Growth Fund, Inc.,
   Seligman High Income Fund Series, Seligman Income and Growth Fund, Inc.,
                Seligman LaSalle Real Estate Fund Series, Inc.,
                      Seligman Portfolios, Inc., Seligman
            Value Fund Series, Inc. and Tri-Continental Corporation

                (each, a "Fund", and collectively, the "Funds")

On March 13, 2009, without admitting or denying any violations of law or wrongdoing, J. & W. Seligman & Co. Incorporated (Seligman), Seligman Advisors, Inc. (now known as RiverSource Fund Distributors, Inc.), Seligman Data Corp. and Brian T. Zino (collectively, the "Seligman Parties") entered into a stipulation of settlement with the Office of the Attorney General of the State of New York ("NYAG") and settled the claims made by the NYAG in September 2006 relating to allegations of frequent trading in certain Seligman Funds. Under the terms of the settlement, Seligman will pay $11.3 million to four Seligman Funds as follows: $150,000 to Seligman Global Growth Fund, $550,000 to Seligman Global Smaller Companies Fund, $7.7 million to Seligman Communications and Information Fund and $2.9 million to Seligman Global Technology Fund. These settlement payments are reflected in the net asset values of these four Seligman Funds. This settlement resolves all outstanding matters between the Seligman Parties and the NYAG.

                                                                     PROSPECTUS
                                                                    May 1, 2008
Seligman
Income and Growth Fund, Inc.
Seeking Total Return Through a Combination of Capital Appreciation and Income Consistent With What is Believed to be a Prudent Allocation Between Equity and Fixed-Income Securities

The Securities and Exchange Commission has neither approved nor disapproved this Fund, and it has not determined this Prospectus to be accurate or adequate. Any representation to the contrary is a criminal offense.

An investment in this Fund or any other fund cannot provide a complete investment program. The suitability of an investment in the Fund should be considered based on the investment objectives, strategies and risks described in this Prospectus, considered in light of all of the other investments in your portfolio, as well as your risk tolerance, financial goals and time horizons. We recommend that you consult an authorized dealer or your financial advisor to determine if this Fund is suitable for you.

EQIN1 5/2008

[LOGO]

Table of Contents


     THE FUND

           Investment Objective........................................  1

           Principal Investment Strategies.............................  1

           Principal Risks.............................................  4

           Portfolio Holdings..........................................  7

           Past Performance............................................  7

           Fees and Expenses........................................... 10

           Management.................................................. 11

     SHAREHOLDER INFORMATION

           Deciding Which Class of Shares to Buy....................... 14

           Pricing of Fund Shares...................................... 19

           Opening Your Account........................................ 20

           How to Buy Additional Shares................................ 21

           How to Exchange Shares Among the Seligman Mutual Funds...... 22

           How to Sell Shares.......................................... 22

           Important Policies That May Affect Your Account............. 23

           Frequent Trading of Fund Shares............................. 25

           Dividends and Capital Gain Distributions.................... 26

           Taxes....................................................... 26

           The Seligman Mutual Funds................................... 28

     FINANCIAL HIGHLIGHTS.............................................. 31

     HOW TO CONTACT US................................................. 34

                        FOR MORE INFORMATION. back cover

The Fund

Investment Objective

The Fund's investment objective is total return through a combination of capital appreciation and income consistent with what is believed to be a prudent allocation between equity and fixed-income securities.

Principal Investment Strategies

The Fund uses the following principal investment strategies to seek its investment objective:

The Fund allocates its assets between equity securities and fixed-income securities. Securities are carefully selected in light of the Fund's investment objective and are diversified among many different types of securities and market sectors. As of March 31, 2008, approximately 71% of the Fund's portfolio was invested in equity securities and approximately 29% was invested in fixed-income securities. However, the proportion of the Fund's assets invested in each type of security will vary from time to time based on the investment manager's assessment of general market and economic conditions.

EQUITY SECURITIES

Equity securities in which the Fund may invest include: common stocks, including real estate investment trusts ("REITs"); securities convertible into common stocks; preferred stocks; and American Depositary Receipts ("ADRs"). The Fund usually invests in the common stock of larger US companies; however, it may invest in companies of any size. REITs are companies that invest primarily in income-producing real estate or real estate related loans or interests. ADRs are publicly traded instruments generally issued by domestic banks or trust companies that represent securities of foreign issuers.

Equity securities are chosen using an investment strategy, consisting of: analytical security evaluation, including fundamental research; and portfolio construction. The final equity portfolio composition, therefore, is a reflection of these analytical and qualitative techniques.

Security Evaluation. The investment manager applies analytical techniques to evaluate a broad universe of stocks based on a number of factors. The factors may include projected earnings, earnings surprise forecasts, projected cash flow, price momentum, historical income and balance sheet items, and other factors.

In addition to evaluating analytical measures, the investment manager applies traditional fundamental research to gather qualitative information. This means the investment manager concentrates on individual company fundamentals, focusing on companies that the investment manager believes are well managed and possess the opportunity for earnings growth. With respect to REITs, the investment manager may evaluate several additional factors affecting a company including, but not limited to, the quality of properties underlying the applicable REIT, changes in real estate market conditions, tactical shifts among property sectors and local market conditions that may affect these companies.

Portfolio Construction. During the course of the security evaluation and fundamental analysis discussed above, the investment manager assigns weightings to the stocks being considered for investment. The investment manager considers the risk and expected return of each individual stock as well as the overall portfolio. The manager also evaluates exposure by sector, industry, market capitalization and other categories.

The Fund generally sells an equity security if the investment manager believes its target price has been reached, its fundamentals have deteriorated, or ongoing evaluation reveals that there are more attractive investment opportunities available.

INVESTMENT GRADE SECURITIES

Investment grade fixed-income securities are those rated within the four highest rating categories by Moody's Investors Service ("Moody's"), Standard & Poor's Rating Services ("S&P") or Fitch Ratings, or are securities deemed by the investment manager to be of comparable quality (collectively, "Investment Grade Securities"). They include obligations issued and guaranteed by the US government or its agencies or instrumentalities, corporate bonds and other obligations, mortgage-backed and other asset-backed securities, obligations of non-US government agencies and private institutions, and income-producing cash equivalents, including repurchase agreements. Mortgage-backed securities include collateralized mortgage obligations, mortgage pass-through securities and stripped mortgage-backed securities.

In selecting Investment Grade Securities, the Fund's investment approach combines macroeconomic analysis of the fixed-income market with fundamental research into individual securities, customized by market sector. The investment manager considers the trends in the fixed-income market and evaluates the long-term trends in interest rates. If the investment manager believes interest rates will decline or remain flat, the Fund will seek to purchase securities with longer maturities, and if the investment manager expects rates to rise, the Fund will seek to purchase securities with shorter maturities (securities with longer maturities typically offer higher yields but are subject to greater price volatility than securities with shorter maturities). The investment manager may invest in securities of any duration. The investment manager will also evaluate each security's particular characteristics, such as duration, yield, quality and relative value, and total return opportunities.

HIGH-YIELD SECURITIES

High-Yield securities (many of which are commonly known as "junk bonds") carry non-investment grade ratings (Ba or below by Moody's or BB or below by Fitch Ratings or S&P) or are securities deemed to be below investment grade by the investment manager ("High-Yield Securities"). Although High-Yield Securities have the potential to offer higher yields than Investment Grade Securities with higher ratings and similar maturities, High-Yield Securities are subject to greater risk of loss of principal and interest than Investment Grade
Securities. The Fund may invest in all types of High-Yield Securities including:

.. Senior and subordinated corporate debt obligations of both US and non-US issuers (including debentures);

..  Mortgage and other asset-backed securities;

..  Capital appreciation bonds, including zero-coupon and pay-in-kind securities;

.. Convertible securities, preferred stock, structured securities and loan participations;

..  Municipal securities;

..  Obligations of foreign governments;

.. Securities that are rated in default by a nationally recognized statistical rating organization;

..  Repurchase agreements relating to the above instruments;

.. Warrants, rights and other equity securities that are acquired in connection with the Fund's investments in High-Yield Securities; and

.. Restricted securities that may be offered and sold only to "qualified institutional buyers" under Rule 144A of the Securities Act of 1933 ("Rule 144A Securities").

The Fund does not have any portfolio maturation limitation, and may invest its assets in High-Yield Securities of short, medium or long maturities.

In buying and selling High-Yield Securities for the Fund, the investment manager uses a relative value approach which involves (i) a top-down macroeconomic analysis of general economic and market conditions and (ii) bottom-up fundamental research of individual issuers. Applying top-down macroeconomic analysis, the investment manager looks to identify sectors and industries that it believes offer good investment opportunities, and uses extensive in-depth research to identify issuers it believes are attractive within those sectors and industries. In making sector allocations, the investment manager analyzes and compares expected returns and assumed risks. In addition to this risk/return analysis, the investment manager looks at a variety of factors when making sector and industry allocation decisions, including, but not limited to, one or more of the following:

.. The potential effect of the interest-rate environment on various sectors and industries;

..  Potential for corporate earnings growth;

..  The sector or industry contribution to GDP; and

..  Historical and anticipated default rates.

In selecting individual securities, the investment manager, as part of the relative value approach, uses bottom-up fundamental research of individual issuers. The investment manager will emphasize particular securities and types of securities that it believes will provide the potential for favorable performance in light of the risks. In making investment decisions, the investment manager looks at a variety of issuer-specific factors, including, but not limited to, one or more of the following:

..  Strong operating cash flow and margins;

..  Favorable or improving credit quality;

..  Leadership in market share or other competitive advantage;

..  Superior management; and

.. Attractive valuation relative to: the high-yield market generally, a particular industry, or the issuer's capital structure.

The Fund will generally sell High-Yield Securities if the investment manager believes that the issuer displays one or more of the following: a deteriorating financial condition (including results of operations and cash flows), an ineffective management team, an unattractive relative valuation or deteriorating credit quality, or if there is a change in macroeconomic factors that the investment manager believes will adversely impact an issuer (e.g., a change in the interest rate environment). In addition, the Fund may sell a High-Yield Security if better opportunities exist in the equity markets.

OTHER STRATEGIES

The Fund may invest up to 15% of its net assets in illiquid securities (i.e., securities that cannot be readily sold) and may invest up to 10% of its total assets directly in foreign securities. The limit on foreign securities does not apply to ADRs or commercial paper and certificates of deposit issued by foreign banks.

The Fund may also invest up to 10% of its assets in exchange-traded funds ("ETFs"). ETFs are traded, like individual stocks, on an exchange, but they represent baskets of securities that seek to track the performance of certain indices. The indices include not only broad-market indices but more specific indices as well, including those relating to particular sectors, countries and regions. The Fund may invest in ETFs for short-term cash management purposes or as part of its overall investment strategy.

The Fund may also invest up to 10% of its assets in equity-linked securities (each, an "ELS") as part of its overall investment strategy. An ELS is a debt instrument whose value is based on the value of a single equity security, basket of equity securities or an index of equity securities (each, an "Underlying Equity"). An ELS typically provides interest income, thereby offering a yield advantage over investing directly in an Underlying Equity. However, the holder of an ELS may have limited or no benefit from any appreciation in the Underlying Equity, but is exposed to downside market risk. The Fund may purchase ELSs that trade on a securities ex-change or those that trade on the over-the-counter markets, including securities offered and sold under Rule 144A of the Securities Act of 1933. The Fund may also purchase an ELS in a privately negotiated transaction with the issuer of the ELS (or its broker- dealer affiliate).

The Fund may, from time to time, take temporary defensive positions that are inconsistent with its principal strategies in seeking to minimize extreme volatility caused by adverse market, economic, political, or other conditions. This could prevent the Fund from achieving its objectives.

The Fund's investment objective may be changed only with shareholder approval. The principal investment strategies may be changed without shareholder approval. Any changes to these strategies, however, must be approved by the Fund's Board of Directors.

There is no guarantee that the Fund will achieve its objectives.

Principal Risks

A significant portion of the Fund's assets may be invested in common stocks. Stock prices fluctuate. Therefore, as with any fund that invests in stocks, the Fund's net asset value will fluctuate, especially in the short term. You may experience a decline in the value of your investment and you could lose money if you sell your shares at a price lower than you paid for them.

The Fund may not invest 25% or more of its total assets in securities of companies in any one industry. The Fund may, however, invest a substantial percentage of its assets in certain industries or economic sectors believed by the investment manager to offer good investment opportunities. If an industry or economic sector in which the Fund is invested falls out of favor, the Fund's performance may be negatively affected.

Stocks of large US companies, like those in which the Fund may invest, periodically experience periods of volatility. During these volatile periods, the value of large company stocks have periodically declined. To the extent large company stocks were to experience similar declines in the future, the Fund's performance (including its yield, net asset value and total return) would be adversely impacted.

The portion of the Fund's assets that are invested in fixed-income securities will be subject to interest rate risk and credit risk, as discussed below.

Changes in market interest rates will affect the value of the fixed-income securities held by the Fund. In general, the market value of fixed-income securities move in the opposite direction of interest rates: the market value decreases when interest rates rise, and are therefore subject to a greater degree of market price volatility. Changes in the value of the fixed-income securities held by the Fund may affect the Fund's net asset value. The extent to which the Fund is affected will depend on the percentage of the Fund's assets that is invested in fixed-income securities and the duration of the securities held.

A fixed-income security could deteriorate in quality to such an extent that its rating is downgraded or its market value declines relative to comparable securities. Credit risk also includes the risk that an issuer of a security would be unable to make interest and principal payments. To the extent the Fund holds securities that are downgraded, or default on payment, its performance could be negatively affected.

Fixed-income securities, like those in which the Fund invests, are traded principally by dealers in the over-the-counter market. The Fund's ability to sell securities it holds is dependent on the willingness and ability of market participants to provide bids that reflect current market levels. Adverse market conditions could result in a lack of liquidity by reducing the number of ready buyers.

With respect to the Fund's investments in securities of issuers that hold mortgage and asset backed securities and direct investments in securities backed by commercial and residential mortgage loans and other financial assets, the value and related income of these securities is sensitive to changes in economic conditions, including delinquencies and/or defaults. Shifts in the market's perception of credit quality on securities backed by commercial and residential mortgage loans and other financial assets may result in increased volatility of market price and periods of illiquidity that can negatively impact the valuation of certain issuers held by the Fund.

High-Yield Securities are subject to greater risk of loss of principal and income than higher-rated bonds and notes and are considered to be predominantly speculative with respect to the issuer's capacity to pay interest and repay principal.

In respect of the High-Yield Securities held by the Fund, an economic downturn could adversely impact issuers' ability to pay interest and repay principal and could result in issuers defaulting on such payments. The value of these holdings will be affected, like all fixed income securities, by market conditions relating to changes in prevailing interest rates. However, the value of High-Yield Securities is also affected by investors' perceptions. When economic conditions appear to be deteriorating, lower-rated or unrated corporate bonds and notes may decline in market value due to investors' heightened concerns and perceptions about credit quality.

The market for High-Yield Securities may be less active and less liquid than for higher-rated securities. Under adverse market or economic conditions, the secondary market for these securities could contract further, causing the Fund difficulties in valuing and selling its High-Yield Securities.

Although to a lesser extent than with non-convertible fixed-income securities, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stock.

During periods of falling interest rates issuers of an obligation held by the Fund may prepay or call securities with higher coupons or interest rates before their maturity dates. If this occurs, the Fund could lose potential price appreciation and could be forced to reinvest the unanticipated proceeds at lower interest rates, resulting in a decline in the Fund's income.

Capital appreciation bonds, including "zero-coupon" and "pay-in-kind" securities, may be subject to greater fluctuations in value because they tend to be more speculative than income-bearing securities. Fluctuations in the market prices of these securities owned by the Fund could result in corresponding fluctuations and volatility in the net asset value of the shares of the Fund.

If an issuer repays an obligation such as a mortgage-backed security held by the Fund more slowly than anticipated, the Fund's returns could be adversely impacted. This could occur if an underlying mortgage pool has unusual characteristics or because interest rates have remained too high to stimulate repayment. In either case, the value of the obligation will decrease and the Fund will be prevented from investing in higher-yielding securities.

Foreign securities, illiquid securities and derivatives (including options, rights and warrants) in the Fund's portfolio involve higher risk and may subject the Fund to higher price volatility. Investing in securities of foreign issuers involves risks not associated with US investments, including currency fluctuations, local withholding and other taxes, different financial reporting practices and regulatory standards, high costs of trading, and changes in political conditions. With respect to investments in securities of issuers located in emerging markets, investments may also be subject to risks associated with expropriation, investment and repatriation restrictions, settlement and custody. Option transactions can involve a high degree of risk, including the possibility of a total loss of the amount invested or more. When op-tions are purchased in the over-the-counter markets, there are additional risks, such as counterparty and liquidity risks.

The Fund will not invest in real estate directly, but only in securities issued by real estate companies. However, because of its investments in the securities of companies in the real estate industry, it is also subject to the risks associated with the direct ownership of real estate. These risks include declines in the value of real estate; risks related to general and local economic conditions; possible lack of availability of mortgage funds or other capital; overbuilding; lack of completion of developments or delays in completion; extended vacancies of properties; increased competition; increases in property taxes and operating expenses; changes in zoning laws or other government regulations; costs resulting from the clean-up of, and legal liability to third parties for damages resulting from, environmental problems; casualty or condemnation losses; limitations on, or unavailability of, insurance on favorable economic terms; limitations on rents; changes in neighborhood values and the appeal of properties to tenants; tenant bankruptcies and other credit problems; changes in valuation due to the impact of terrorist incidents on a particular property or area, or on a segment of the economy; uninsured damages, including those arising from floods, earthquakes or other natural disasters or from acts of war or terrorism; changes in interest rates; and legal, cultural or technological developments.

These risks, including the perception that these risks may materialize, could contribute to a decline in dividends received and paid by the Fund and a decline in the value of its investments and, consequently, its share price. To the extent the Fund's investments are concentrated in particular geographical regions or types of real estate companies, it may be subject to certain of these risks to a greater degree.

The above factors may also adversely affect a borrower's or a lessee's ability or willingness to meet its obligations to the REIT. In the event of a default by a borrower or lessee, the REIT may suffer losses, experience delays in enforcing its rights as a mortgagee or lessor and incur substantial costs associated with protecting its investments.

Equity REITs (those REITs that invest a majority of their assets in real property and derive their income primarily from rents) may be affected by changes in the value of the underlying property owned by the trusts, while mortgage REITs (those REITs that invest a majority of their assets in real estate mortgages and derive their income primarily from interest payments) may be affected by the quality of any credit extended, interest rates and refinancings. Further, REITs are dependent upon management skills and generally may not be diversified. As a result, performance of any REIT holdings ultimately depends on the types of real property in which the REITs invest and how well the property is managed. REITs are also subject to heavy cash flow dependency. REITs could possibly fail to qualify for tax free pass-through of income under the Internal Revenue Code of 1986, as amended, or to maintain their exemptions from registration under the Investment Company Act of 1940, as amended.

REITs have ongoing operating fees and expenses, which may include management, advisory and administration fees or expenses. These fees and expenses are borne by REIT shareholders, including the Fund.

Because investors generally look to real estate companies for a stream of income, the prices of real estate company shares may be more sensitive to changes in interest rates than are other equity securities.

Even the larger REITs in the industry tend to be small to medium-sized companies in relation to the equity markets as a whole. Smaller company stocks, as a whole, may experience larger price fluctuations than large company stocks or other types of investments. During periods of investor uncertainty, investor sentiment may favor large, well-known companies over small, lesser-known companies. There may be less trading in a small company's stock, which means that buy and sell transactions in that stock could have a larger impact on the stock's price than is the case with larger company stocks.

The investment manager can at any time allocate significantly more of the Fund's assets to either equity or fixed-income securities and, if either asset class that the Fund may be more heavily invested in falls out of favor, performance may be negatively affected.

If the Fund invests in ETFs, shareholders would bear not only the Fund's expenses (including operating expenses and management fees), but also similar expenses of the ETFs, and the Fund's return will therefore be lower. To the extent the Fund invests in ETFs, the Fund is exposed to the risks associated with the underlying investments of the ETFs and the Fund's performance may be negatively affected if the value of those underlying investments declines.

The Fund's investments in ELSs would subject it to the downside market risk associated with the Underlying Equity, and to additional risks not typically associated with investments in listed equity securities, such as liquidity risk, credit risk of the issuer, and concentration risk. The liquidity of unlisted ELSs is normally determined by the willingness of the issuer to make a market in the ELS. While the Fund will seek to purchase ELSs only from issuers that it believes to be willing to, and capable of, repurchasing the ELS at a reasonable price, there can be no assurance that the Fund will be able to sell any ELS at such a price or at all. This may impair the Fund's ability to enter into other transactions at a time when doing so might be advantageous. In addition, because ELSs are senior unsecured notes of the issuer, the Fund would be subject to the risk that the issuer may default on its obligations under the ELS, and the potential risk of being too concentrated in the securities (including ELSs) of that issuer.

The Fund may actively and frequently trade securities in its portfolio to carry out its principal strategies. A high portfolio turnover rate increases transaction costs which may increase the Fund's expenses. Frequent and active trading may cause adverse tax consequences for investors in the Fund due to an increase in short-term capital gains.

An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

WEBSITE REFERENCES

The website references in this Prospectus are inactive textual references and information contained in or otherwise accessible through these websites does not form a part of this Prospectus.

Portfolio Holdings

A description of the Fund's policies and procedures with respect to the disclosure of the Fund's portfolio securities is available in the Fund's Statement of Additional Information.

Past Performance

The performance information on page 9 provides some indication of the risks of investing in the Fund by showing how the performance of Class A shares has varied from year to year, as well as how the performance of certain of the Fund's classes compares to four measures of performance (one of which is a blended index created by the investment manager), as further described below.

The following performance information is designed to assist you in comparing the returns of the Fund with the returns of other mutual funds. How the Fund has performed in the past (before and after taxes), however, is not necessarily an indication of how the Fund will perform in the future. Total returns will vary between each Class of shares due to differing fees and expenses.

The Class A annual total returns presented in the bar chart on page 9 do not reflect the effect of any sales charges. If these charges were included, the returns would be lower. The Fund's average annual total returns presented in the table following the bar chart do reflect the effect of the applicable sales charges. Effective January 7, 2008, the maximum initial sales charge on investments in Class A shares of less than $50,000 is 5.75%. Effective June 4, 2007, there is no initial sales charge on purchases of Class C shares. Although for all periods presented in the table, the Fund's Class C share returns do not reflect an initial sales charge, the actual returns for periods prior to June 4, 2007 would have been lower if a 1.00% maximum initial sales charge then in effect was incurred. Both the bar chart and table assume that all dividends and capital gain distributions, if any, were reinvested.

Effective at the close of business on May 16, 2008, the Fund will no longer offer Class D shares. For additional information, see "Deciding Which Class of Shares to Buy--Class C or Class D."

After-tax returns presented in the table on the following page are for Class A shares only. After-tax returns for Class B, Class C, Class D and Class R shares will vary due to differing fees and expenses. After-tax returns are calculated using the highest historical individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts (IRAs). The returns after taxes on distributions and sale of Fund shares may be greater than other returns presented for the same periods due to tax benefits from losses realized on the sales of Fund shares.

CLASS A ANNUAL TOTAL RETURNS - CALENDAR YEARS

                                    [CHART]

              Best quarter return: 9.39% - quarter ended 6/30/03.

            Worst quarter return: (9.50)% - quarter ended 9/30/01.

AVERAGE ANNUAL TOTAL RETURNS - PERIODS ENDED 12/31/07

                                                                                   CLASS C     CLASS R
                                                                                    SINCE       SINCE
                                                              ONE    FIVE    TEN  INCEPTION   INCEPTION
                                                              YEAR   YEARS  YEARS  5/27/99     4/30/03
-------------------------------------------------------------------------------------------------------
CLASS A
-------------------------------------------------------------------------------------------------------
Return before taxes                                          (8.02)%  6.24% 1.58%    n/a          n/a
-------------------------------------------------------------------------------------------------------
Return after taxes on distributions                          (9.19)   5.64  0.60     n/a          n/a
-------------------------------------------------------------------------------------------------------
Return after taxes on distributions and sale of Fund shares  (4.70)   5.19  0.84     n/a          n/a
-------------------------------------------------------------------------------------------------------
CLASS B                                                      (7.79)   6.39  1.56#    n/a          n/a
-------------------------------------------------------------------------------------------------------
CLASS C                                                      (4.09)   6.71   n/a    0.95%         n/a
-------------------------------------------------------------------------------------------------------
CLASS D                                                      (4.09)   6.71  1.40     n/a          n/a
-------------------------------------------------------------------------------------------------------
CLASS R                                                      (3.66)    n/a   n/a     n/a         7.10%
-------------------------------------------------------------------------------------------------------
S&P 500 INDEX*                                                5.50   12.81  5.90    3.26        12.63
-------------------------------------------------------------------------------------------------------
LEHMAN BROTHERS U.S. GOVERNMENT/CREDIT INDEX*                 7.23    4.44  6.02    6.14         4.16
-------------------------------------------------------------------------------------------------------
BLENDED INDEX*                                                6.19    9.46  5.95    4.36/(1)/   10.03
-------------------------------------------------------------------------------------------------------
LIPPER MIXED-ASSET TARGET ALLOCATION GROWTH FUNDS AVERAGE*    6.42   10.71  5.91    4.74        10.73
-------------------------------------------------------------------------------------------------------

-------------
*The Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index"), the Lehman Brothers U.S. Government/Credit Index ("Lehman Index"), the Blended Index and the Lipper Mixed-Asset Target Allocation Growth Funds Average are unmanaged benchmarks that assume the reinvestment of all distributions, if any. The Lipper Mixed-Asset Target Allocation Growth Funds Average does not reflect any fees, sales charges or taxes, and the S&P 500 Index, the Lehman Index and the Blended Index do not reflect any expenses, fees, sales charges or taxes. The S&P 500 Index measures the performance of 500 of the largest US companies based on market capitalization. The Lehman Index is comprised of all bonds that are investment grade (rated Baa or higher by Moody's or BBB or higher by S&P, if unrated by Moody's) with at least one year to maturity. The Blended Index is an index created by J. & W. Seligman & Co. Incorporated ("Seligman"), the Fund's investment manager. The Blended Index is comprised of a 60% weighting in the S&P 500 Index and a 40% weighting in the Lehman Index. The Lipper Mixed-Asset Target Allocation Growth Funds Average measures the performance of funds, that by portfolio practice, maintain a mix of between 60%-80% equity securities, with the remainder invested in bonds, cash and cash equivalents. Investors cannot invest directly in an average or an index.
# The ten-year return for Class B shares reflects automatic conversion to
  Class A shares approximately eight years after their date of purchase.
(1)From May 28,1999.

Fees and Expenses

The table below summarizes the fees and expenses that you may pay as a shareholder of the Fund. Each Class of shares has its own sales charge schedule and is subject to different ongoing 12b-1 fees. Shareholder fees are charged directly to your account. Annual fund operating expenses are deducted from Fund assets and are therefore paid indirectly by you and other shareholders of the Fund.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)                     CLASS A    CLASS B CLASS C CLASS D* CLASS R
--------------------------------------------------------------------------------------------------------------------------
Total Maximum Sales Charge (Load)                                              5.75%          5%      1%      1%       1%
--------------------------------------------------------------------------------------------------------------------------
  Maximum Sales Charge (Load) on Purchases (as a % of offering price)          5.75%/(1)/   none    none    none     none
--------------------------------------------------------------------------------------------------------------------------
  Maximum Deferred Sales Charge (Load) (CDSC) on Redemptions (as a %
   of original purchase price or current net asset value whichever is less)     none/(1)/     5%      1%      1%       1%
--------------------------------------------------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED FROM
 FUND ASSETS)
--------------------------------------------------------------------------------------------------------------------------
(as a percentage of average net assets)
--------------------------------------------------------------------------------------------------------------------------
Management Fees                                                                0.60%       0.60%   0.60%   0.60%    0.60%
--------------------------------------------------------------------------------------------------------------------------
Distribution and/or Service (12b-1) Fees                                       0.25%       1.00%   1.00%   1.00%    0.50%
--------------------------------------------------------------------------------------------------------------------------
Other Expenses                                                                 0.61%       0.61%   0.61%   0.61%    0.61%
--------------------------------------------------------------------------------------------------------------------------
Total Annual Fund Operating Expenses                                           1.46%       2.21%   2.21%   2.21%    1.71%
--------------------------------------------------------------------------------------------------------------------------

-------------
(1)Certain investors who do not pay an initial sales charge (e.g., purchases of $1,000,000 or more, and purchases through certain retirement plans) may be subject to a 1% CDSC if shares are sold within 18 months of purchase.
* Effective at the close of business on May 16, 2008, Class D shares will no longer be available. For more details, please see "Deciding Which Class of Shares to Buy--Class C or Class D."

EXAMPLE

This example is intended to help you compare the costs of investing in the Fund with the costs of investing in other mutual funds. It assumes (1) you invest $10,000 in the Fund for each period and then sell all of your shares at the end of that period, (2) your investment has a 5% return each year, and (3) the Fund's total annual operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                                   1 YEAR       3 YEARS       5 YEARS       10 YEARS
                    ----------------------------------------------------------------------
                    Class A         $715        $1,010        $1,327         $2,221
                    ----------------------------------------------------------------------
                    Class B          724           991         1,385          2,355+
                    ----------------------------------------------------------------------
                    Class C          324           691         1,185          2,544
                    ----------------------------------------------------------------------
                    Class D          324           691         1,185          2,544
                    ----------------------------------------------------------------------
                    Class R          274           539           928          2,019
                    ----------------------------------------------------------------------

                    If you did not sell your shares at the end of each period, your costs would be:
                                   1 YEAR       3 YEARS       5 YEARS       10 YEARS
                    ----------------------------------------------------------------------
                    Class A         $715        $1,010        $1,327         $2,221
                    ----------------------------------------------------------------------
                    Class B          224           691         1,185          2,355+
                    ----------------------------------------------------------------------
                    Class C          224           691         1,185          2,544
                    ----------------------------------------------------------------------
                    Class D          224           691         1,185          2,544
                    ----------------------------------------------------------------------
                    Class R          174           539           928          2,019
                    ----------------------------------------------------------------------

-------------
+ Class B shares will automatically convert to Class A shares approximately eight years after purchase.


MANAGEMENT FEES:
Fees paid out of Fund assets to the investment manager to compensate it for managing the Fund.

12B-1 FEES:
Fees paid by each Class, pursuant to a plan adopted by the Fund under Rule 12b-1 of the Investment Company Act of 1940. The plan allows each Class to pay distribution and/or service fees for the sale and distribution of its shares and for providing services to shareholders.

OTHER EXPENSES:
Miscellaneous expenses of running the Fund, including such things as shareholder account services, registration, custody, auditing and legal fees.

Management

The Fund's Board of Directors provides broad supervision over the affairs of the Fund.

J. & W. Seligman & Co. Incorporated (Seligman), 100 Park Avenue, New York, New York 10017, is the investment manager of the Fund. Seligman manages the investment of the Fund's assets, including making purchases and sales of portfolio securities consistent with the Fund's investment objectives and strategies, and administers the Fund's business and other affairs.

Established in 1864, Seligman currently serves as manager to 22 US registered investment companies, which offer 59 investment portfolios with approximately $10.1 billion in assets as of March 31, 2008. Seligman also provides investment management or advice to institutional or other accounts having an aggregate value at March 31, 2008 of approximately $7.8 billion.

The Fund pays Seligman a fee for its management services. The fee rate declines as the Fund's net assets increase. It is equal to an annual rate of 0.60% of the Fund's average daily net assets on the first $1 billion of net assets, 0.55% of the Fund's average daily net assets on the next $1 billion of net assets and 0.50% of the Fund's average daily net assets in excess of $2 billion. For the year ended December 31, 2007, the management fee paid by the Fund to Seligman was equal to an annual rate of 0.60% of the Fund's average daily net assets.

A discussion regarding the basis for the Fund's Board of Directors' approval of the continuance of the investment management agreement between the Fund and Seligman is available in the Fund's Annual Report, dated December 31, 2007.

PORTFOLIO MANAGEMENT

The Fund is managed by Seligman's Core/Growth Investment Team co-headed by
John B. Cunningham and Erik J. Voss, Seligman's Investment Grade Team headed by Francis L. Mustaro, and Seligman's High-Yield Team headed by J. Eric Misenheimer.

Mr. Cunningham, a Managing Director and Chief Investment Officer of Seligman, is Vice President and Portfolio Manager of the Fund. He is also Vice President and Portfolio Manager of Seligman Common Stock Fund, Inc. and Tri-Continental Corporation (a closed-end investment company), Vice President and Co-Portfolio Manager of Seligman TargetHorizon ETF Portfolios, Inc. and Vice President of Seligman Portfolios, Inc. ("SPI") and Portfolio Manager of its Seligman Common Stock Portfolio. Prior to joining Seligman in 2004, Mr. Cunningham was, beginning in 2001, a Managing Director, Senior Portfolio Manager of Salomon Brothers Asset Management ("SBAM") and Group Head of SBAM's Equity Team.

Mr. Voss, a Managing Director of Seligman, is Vice President and Co-Portfolio Manager of the Fund. In addition to his responsibilities in respect of the Fund, Mr. Voss is Vice President and Portfolio Manager of Seligman Capital Fund, Inc. and Seligman Growth Fund, Inc., Vice President of SPI and Portfolio Manager of its Seligman Capital Portfolio and Co-Portfolio Manager of Seligman Common Stock Portfolio, Vice President and Co-Portfolio Manager of Seligman Common Stock Fund, Inc.


AFFILIATES OF SELIGMAN:
Seligman Advisors, Inc. ("Seligman Advisors"):
The Fund's distributor; responsible for accepting orders for purchases and sales of Fund shares.

Seligman Services, Inc.:
A limited purpose broker/dealer; acts as the broker/dealer of record for shareholder accounts that do not have a designated broker or financial advisor.

Seligman Data Corp. ("SDC"):
The Fund's shareholder service agent; provides shareholder account services to the Fund at cost.

and Tri-Continental Corporation, and portfolio manager of one other registered investment company. Prior to joining Seligman in 2006, Mr. Voss was a portfolio manager at Wells Capital Management Incorporated from January 2005 through March 2006, and prior thereto, Strong Capital Management, Inc. from October 2000 through January 2005.

Mr. Mustaro, a Managing Director of Seligman, is Vice President and Co-Portfolio Manager of the Fund. In addition to his responsibilities in respect of the Fund, Mr. Mustaro is Vice President and Portfolio Manager of Seligman Cash Management Fund, Inc. and Seligman Core Fixed Income Fund, Inc., Vice President of Seligman High Income Fund Series and Portfolio Manager of its Seligman U. S. Government Securities Fund, and Vice President of Seligman Portfolios, Inc. and Portfolio Manager of each of its Seligman Cash Management Portfolio and Seligman Investment Grade Fixed Income Portfolio. Mr. Mustaro joined Seligman in April 2006. Prior to joining Seligman, Mr. Mustaro was a Senior Portfolio Manager, Core Fixed Income Group of Citigroup Asset Management ("CAM") since 1995, a Managing Director of CAM since 2004 and, prior to then, a Director of CAM since 2000.

Mr. Misenheimer, a Managing Director of Seligman, is Vice President and Co-Portfolio Manager of the Fund. Mr. Misenheimer is also Vice President and Co-Portfolio Manager of Seligman Core Fixed Income Fund, Inc. and Vice President of Seligman High Income Fund Series and Portfolio Manager of its Seligman High-Yield Fund. Before joining Seligman in 2005, he was Senior Vice President, Director of Taxable High Yield Fixed Income Investing for Northern Trust Global Investments and was, since July 1999, the management team leader for the Northern High Yield Fixed Income Fund.

Paul A. Langlois, a Senior Vice President, Investment Officer of Seligman, is a member of Seligman's High-Yield Team. Mr. Langlois is Vice President of Seligman High Income Fund Series and Co-Portfolio Manager of its High Yield Fund. Mr. Langlois joined Seligman in March of 2002. Prior to then,
Mr. Langlois was an analyst with Triton Partners since October 2000. Mr. Langlois provides assistance to Mr. Misenheimer through his research and contributions to the investment decisions primarily in the consumer, paper/packaging and transportation sectors, among other sectors.

Henry P. Rose, a Senior Vice President, Investment Officer of Seligman, is a member of Seligman's High-Yield Team. Mr. Rose is Vice President of Seligman High Income Fund Series and Co-Portfolio Manager of its High Yield Fund.
Mr. Rose joined Seligman in May 2005. Prior to then, he was a Senior Credit Analyst with Northern Trust Global Investments from 2000 to 2005 where he concentrated on high-yield securities. Mr. Rose provides assistance to Mr. Misenheimer through his research and contributions to the investment decisions primarily in the media, metals/mining and utility sectors, among other sectors.

Mr. Cunningham is the lead portfolio manager and primarily responsible for the composition of the equity securities portion of the Fund's portfolio, including investments in REITs and preferred stocks. Mr. Voss provides advice, analysis and recommendations to Mr. Cunningham and may also make investment decisions for the Fund's equity portfolio. Mr. Mustaro generally makes the investment decisions with respect to investment grade fixed-income securities. Mr. Misenheimer is responsible for investing in high-yield securities. Mr. Cunningham, in consultation with Messrs. Voss, Mustaro and Misenheimer, determines the allocation among the available asset classes.

The Fund's Statement of Additional Information provides additional information about the compensation of the individuals named above (the "Portfolio Managers"), other accounts managed by the Portfolio Managers and the Portfolio Managers' ownership of securities of the Fund.

REGULATORY MATTERS

In late 2003, J. & W. Seligman & Co. Incorporated (Seligman) conducted an extensive internal review concerning mutual fund trading practices. Seligman's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies managed by Seligman (the "Seligman Funds"); this arrangement was in the process of being closed down by Seligman before September 2003. Seligman identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, Seligman, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. Seligman also provided information concerning mutual fund trading practices to the Securities and Exchange Commission (the "SEC") and the Office of the Attorney General of the State of New York ("NYAG").

In September 2005, the New York staff of the SEC indicated that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against Seligman and Seligman Advisors relating to frequent trading in the Seligman Funds. Seligman responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that Seligman had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds.

In September 2006, the NYAG commenced a civil action in New York State Supreme Court against Seligman, Seligman Advisors, SDC and Brian T. Zino (collectively, the "Seligman Parties"), alleging, in substance, that, in addition to the four arrangements noted above, the Seligman Parties permitted other persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies managed by Seligman is and has been misleading. The NYAG included other related claims and also claimed that the fees charged by Seligman to the Seligman Funds were excessive. The NYAG is seeking damages of at least $80 million and restitution, disgorgement, penalties and costs and injunctive relief. The Seligman Parties answered the complaint in December 2006 and believe that the claims are without merit.

Any resolution of these matters may include the relief noted above or other sanctions or changes in procedures. Any damages would be paid by Seligman and not by the Seligman Funds. If the NYAG obtains injunctive relief, Seligman and its affiliates could, in the absence of the SEC in its discretion granting exemptive relief, be enjoined from providing advisory and underwriting services to the Seligman Funds and other registered investment companies.

Seligman does not believe that the foregoing legal action or other possible actions will have a material adverse impact on Seligman or its clients, including the Seligman Funds and other investment companies managed by it; however, there can be no assurance of this or that these matters and any related publicity will not affect demand for shares of the Seligman Funds and such other investment companies or have other adverse consequences.

Shareholder Information

Deciding Which Class of Shares to Buy

Each of the Fund's Classes represent an interest in the same portfolio of investments. However, each Class has its own sales charge schedule, and its ongoing 12b-1 fees may differ from other Classes. When deciding which Class of shares to buy, you should consider, among other things:

..  The amount you plan to invest.

.. How long you intend to remain invested in the Fund, or another Seligman mutual fund.

.. If you would prefer to pay an initial sales charge and lower ongoing 12b-1 fees, or be subject to a CDSC (i.e., a contingent deferred sales charge) and pay higher ongoing 12b-1 fees, or in the case of employee benefit plans eligible to purchase Class R shares, be subject to a CDSC for a shorter period of time and pay higher ongoing 12b-1 fees.

.. Whether you may be eligible for reduced or no sales charges when you buy or sell shares.

An authorized dealer or your financial advisor will be able to help you decide which Class of shares best meets your needs.

CLASS A
--------------------------------------------------------------------------------

..  Initial sales charge on Fund purchases, as set forth below:

                           SALES CHARGE AS A % OF SALES CHARGE AS A % OF REGULAR DEALER DISCOUNT
AMOUNT OF YOUR INVESTMENT   OFFERING PRICE/(1)/    NET AMOUNT INVESTED   AS A % OF OFFERING PRICE
-------------------------------------------------------------------------------------------------
Less than $50,000                   5.75%                  6.10%                   5.00%
-------------------------------------------------------------------------------------------------
$50,000 - $99,999                   4.50                   4.71                    4.00
-------------------------------------------------------------------------------------------------
$100,000 - $249,999                 3.50                   3.63                    3.00
-------------------------------------------------------------------------------------------------
$250,000 - $499,999                 2.50                   2.56                    2.25
-------------------------------------------------------------------------------------------------
$500,000 - $999,999                 2.00                   2.04                    1.75
-------------------------------------------------------------------------------------------------
$1,000,000 and over/(2)/            0.00                   0.00                    0.00
-------------------------------------------------------------------------------------------------

-------------
(1)"Offering Price" is the amount that you actually pay for Fund shares; it includes the initial sales charge.
(2)You will not pay an initial sales charge on purchases of $1 million or more, but you will be subject to a 1% CDSC if you sell your shares within 18 months.

..  Annual 12b-1 fee (for shareholder services) of up to 0.25%.

.. No initial sales charge on reinvested dividends or capital gain distributions.

Please consult your financial advisor for assistance in selecting the appropriate class of shares.

INFORMATION REGARDING BREAKPOINT DISCOUNTS FOR CLASS A SHARES

Purchases of Class A shares by a "single person" may be eligible for the reduced initial sales charges ("Breakpoint Discounts") that are described above. For the purpose of the Breakpoint Discount thresholds described above, "single persons" includes individuals and immediate family members (i.e., husband, wife, and minor children), as well as designated fiduciaries, certain employee benefit plans and certain tax-exempt organizations. For more information about what constitutes a "single person", please consult the Fund's Statement of Additional Information. "Single persons" may be eligible for Breakpoint Discounts under the following circumstances:

Discounts and Rights of Accumulation. Breakpoint Discounts contemplated above are also available under a Seligman Group of Funds program referred to as "Rights of Accumulation." Under this program, reduced sales charges will apply if the sum of (i) the current amount being invested by a "single person" in Class A shares of the Fund and in Class A shares of other Seligman mutual funds (excluding Seligman Cash Management Fund), (ii) the current net asset value of the Class A shares and Class B shares of other Seligman mutual funds already owned by the "single person" other than Seligman Cash Management Fund (except as provided in (iii)) and (iii) the current net asset value of Class A shares of Seligman Cash Management Fund which were acquired by a "single person" through an exchange of Class A shares of another Seligman mutual fund, exceeds the Breakpoint Discount thresholds described for Class A shares above.

The value the shares contemplated by items (ii) and (iii) above (collectively, the "Prior Owned Shares") will be taken into account only if SDC or the financial intermediary (if you are purchasing through a financial intermediary) is notified that there are holdings eligible for aggregation to meet the applicable Breakpoint Discount thresholds. If you are purchasing shares through a financial intermediary, you should consult with your intermediary to determine what information you will need to provide them in order to receive the Breakpoint Discounts to which you may be entitled. This information may include account records regarding shares eligible for aggregation that are held at any financial intermediary, as well as a social security or tax identification number. You may need to provide this information each time you purchase shares. In addition, certain financial intermediaries may prohibit you from aggregating investments in the Seligman Group of mutual funds if those investments are held in your accounts with a different intermediary or with SDC.

If you are dealing directly with SDC, you should provide SDC with account information for any shares eligible for aggregation. This information includes account records and a social security or tax identification number. You may need to provide this information each time you purchase shares.

Letter of Intent. A letter of intent allows you to purchase Class A shares over a 13-month period with the benefit of the Breakpoint Discounts discussed above, based on the total amount of Class A shares of the Fund that the letter states that you intend to purchase plus the current net asset value of the Prior Owned Shares. Reduced sales charges may be applied to purchases made within a 13-month period starting from the date of receipt from you of a letter of intent. In connection with such arrangement, a portion of the shares you initially purchase will be held in escrow to provide for any sales charges that might result if you fail to purchase the amount of shares contemplated by the letter of intent assuming your purchases would not otherwise be eligible for Breakpoint Discounts. These shares will be released upon completion of the purchases contemplated by the letter of intent.

Eligible Employee Benefit Plans. Eligible employee benefit plans which have at least $2 million in plan assets at the time of investment in the Fund may purchase Class A shares at net asset value, but, in the event of plan termination, will be subject to a CDSC of 1% on shares purchased within 18 months prior to plan termination.

Ascensus (formerly, BISYS) Plans. Plans that (i) own Class B shares of any Seligman mutual fund and (ii) participate in Seligman Growth 401(k) through Ascensus' third-party administration platform may, with new contributions, purchase Class A shares at net asset value. Class A shares purchased at net asset value are subject to a CDSC of 1% on shares purchased within 18 months prior to plan termination.

CDSCs. Purchases of Class A shares of $1 million or more under any of the programs discussed above are subject to a CDSC of 1% on redemptions made within 18 months of purchase, subject to certain limited exceptions set forth in the Fund's Statement of Additional Information.

Additional Information. For more information regarding Breakpoint Discounts, please consult the Fund's Statement of Additional Information. This information can also be found at www.seligman.com via a hyperlink that is designed to facilitate access to the information.

INFORMATION REGARDING SALES OF CLASS A SHARES AT NET ASSET VALUE

Class A shares of the Fund may be issued without a sales charge to present and former directors, trustees, officers, employees (and their respective family members) of the Fund, the other investment companies in the Seligman Group of mutual funds, Seligman, SDC and Seligman's affiliates.

Class A shares may also be issued without an initial sales charge to the following entities as further described in the Fund's Statement of Additional
Information: certain registered unit investment trusts; separate accounts established and maintained by certain insurance companies; registered representatives and employees (and their spouses and minor children) of any dealer or bank that has a sales agreement with the Fund's distributor; financial institution trust departments; certain registered investment advisers; accounts of certain financial institutions, authorized dealers or investment advisors that charge account management fees; pursuant to certain sponsored arrangements with organizations that make recommendations or permit solicitations of its employees, members or participants; other investment companies in the Seligman Group in connection with a deferred fee arrangement for outside Directors, or pursuant to a "fund of funds" arrangement; certain "eligible employee benefit plans"; those partners and employees of outside counsel to the Fund or its directors or trustees who regularly provide advice and services to the Fund, to other funds managed by Seligman, or to their directors or trustees; in connection with sales pursuant to retirement plan alliance programs that have a written agreement with the Fund's distributor; and to participants in certain retirement and deferred compensation plans and trusts for which certain entities act as broker-dealer, trustee, or recordkeeper.

For more information about those who can purchase shares of the Fund without a sales charge and other relevant information, please consult the Fund's Statement of Additional Information. In addition, this information can be found at www.seligman.com via a hyperlink that is designed to facilitate access to the information.

If you are eligible to purchase Class A shares without a sales charge, you should inform your financial intermediary or SDC of such eligibility and be prepared to provide proof thereof.

CLASS B
--------------------------------------------------------------------------------

..  No initial sales charge on purchases.

..  A declining CDSC on shares sold within 6 years of purchase:


                  YEARS SINCE PURCHASE                   CDSC
                  -------------------------------------------
                  Less than 1 year                        5%
                  -------------------------------------------
                  1 year or more but less than 2 years    4
                  -------------------------------------------
                  2 years or more but less than 3 years   3
                  -------------------------------------------
                  3 years or more but less than 4 years   3
                  -------------------------------------------
                  4 years or more but less than 5 years   2
                  -------------------------------------------
                  5 years or more but less than 6 years   1
                  -------------------------------------------
                  6 years or more                         0
                  -------------------------------------------


  Your purchase of Class B shares must be for less than $250,000, because if you invest $250,000 or more, you will pay less in fees and charges if you buy another Class of Shares. Please consult your financial advisor for assistance in selecting the appropriate class of shares.


..  Annual 12b-1 fee (for distribution and shareholder services) of 1.00%.

.. Automatic conversion to Class A shares approximately eight years after purchase, resulting in lower ongoing 12b-1 fees. If you intend to hold your Class B shares for less than six years, you should consider purchasing Class C or Class D shares due to the shorter CDSC typically applicable to Class C and Class D shares. Additionally, if you are eligible to purchase Class R shares, you should consider purchasing that Class, which has lower ongoing fees and typically a shorter CDSC.

CLASS C OR CLASS D*
--------------------------------------------------------------------------------

Effective at the close of business (4:00 p.m. EST) on May 16, 2008, the Fund's Class D shares will be combined with Class C shares. This will be effected by the automatic conversion of Class D shares into Class C shares. Class D shares will no longer be available. Purchase orders for Class D shares to be effective on or after May 9, 2008 through May 16, 2008 may, in the Fund's discretion, be rejected due to operational reasons relating to the combination; if you are considering purchasing Class D shares during such period, you should consider Class C shares instead (consult your financial advisor as necessary).

Any orders for exchange or redemption of Class D shares of the Fund to be effective through May 16, 2008 will continue to be accepted in accordance with this Prospectus. All orders (i.e., purchases, exchanges and redemptions) for Class D shares to be effective after the close of business on May 16, 2008 cannot be processed because no Class D shares will be outstanding or offered.

Class D shares are identical in their terms to Class C shares (which are described below), and the value of your investment in the Fund will not change as a result of a Class D shareholder becoming a Class C shareholder. After Class D shares are combined with Class C shares, former Class D shareholders of the Fund will receive a confirmation detailing the change. The change described above will take place automatically. Shareholders need not take any action.

..  No initial sales charge on purchases.

..  A 1% CDSC on shares sold within one year of purchase.

..  Annual 12b-1 fee (for distribution and shareholder services) of 1.00%.

.. No automatic conversion to Class A shares, so you will be subject to higher ongoing 12b-1 fees indefinitely.

.. No CDSC when you sell shares purchased with reinvested dividends or capital gain distributions.



  Your purchase for Class C or Class D shares must be for less than $1,000,000, because if you invest $1,000,000 or more, you will pay less in fees and charges if you buy Class A shares. Please consult your financial advisor for assistance in selecting the appropriate class of shares.

-------------
 *Class D shares are not available to all investors. You may purchase Class D shares only (1) if you already own Class D shares of the Fund or another Seligman mutual fund, (2) if your financial advisor of record maintains an omnibus account at SDC, or (3) pursuant to a 401(k) or other retirement plan program for which Class D shares are already available or for which the sponsor requests Class D shares because the sales charge structure of Class D shares is comparable to the sales charge structure of the other funds offered under the program.

CLASS R**
--------------------------------------------------------------------------------

..  No initial sales charge on purchases.

..  Annual 12b-1 fee (for distribution and shareholder services) of 0.50%.

.. A 1% CDSC on shares sold within one year of the plan's initial purchase of Class R shares of the Fund.

.. No automatic conversion to Class A shares, so you will be subject to higher ongoing 12b-1 fees indefinitely.

.. No CDSC when you sell shares purchased with reinvested dividends or capital gain distributions.

Please consult your financial advisor for assistance in selecting the appropriate class of shares.
-------------
**Class R shares are not available to all investors. You may purchase Class R shares only if you are a qualified or non-qualified employee benefit plan or arrangement (other than a Section 403(b) plan sponsored by public educational institutions) that provides for the purchase of Fund shares and has (1) less than $20 million in assets (determined at the time of initial investment in the Seligman Group of mutual funds); and (2) at least (a) $500,000 invested in the Seligman Group of mutual funds or (b) 50 eligible employees to whom such plan is made available. Seligman Advisors may waive the requirements described in (2) above in connection with sales pursuant to a retirement plan alliance program which has a written agreement with Seligman Advisors.

Seligman (as well as the Fund's distributor) may provide cash payments out of its own resources to financial intermediaries that sell shares of the Fund or otherwise provide services to the Fund. For more details regarding such payments, please consult the Fund's Statement of Additional Information.

The Fund has adopted a plan under Rule 12b-I of the Investment Company Act of 1940 that allows each Class of the Fund to pay 12b-I fees for the sale and distribution of its shares and/or for providing services to shareholders.

Because the Fund's 12b-1 fees are paid out of each Class's assets on an ongoing basis, over time these fees will increase your investment expenses and may cost you more than other types of charges.

The Fund's Board of Directors believes that no conflict of interest currently exists between the Fund's Classes of shares. On an ongoing basis, the Directors, in the exercise of their fiduciary duties under the Investment Company Act of 1940 and Maryland law, will seek to ensure that no such conflict arises.

HOW CDSCS ARE CALCULATED

To minimize the amount of the CDSC you may pay when you sell your shares, the Fund assumes that shares acquired through reinvested dividends and capital gain distributions (which are not subject to a CDSC) are sold first. Shares that have been in your account long enough so they are not subject to a CDSC are sold next. After these shares are exhausted, shares will be sold in the order they were purchased (earliest to latest). The amount of any CDSC that you pay will be based on the shares' original purchase price or current net asset value, whichever is less.

You will not pay a CDSC when you exchange shares of the Fund to buy the same class of shares of any other Seligman mutual fund or when you exchange shares of another Seligman mutual fund to buy the same class of shares of the Fund. For the purpose of calculating the CDSC, when you exchange shares of the Fund for the same class of another Seligman mutual fund, it will be assumed that you held the shares of the other Seligman mutual fund since the date you originally purchased the shares of the Fund. Similarly, when you exchange shares of another Seligman mutual fund for shares of the Fund, it will be assumed that you held the shares of the Fund since the date you originally purchased shares of the other Seligman mutual fund.

The CDSC on Class A, Class B, Class C, Class D and Class R shares may be waived or reduced in the following instances: on redemptions following death or disability; in connection with certain distributions from certain retirement plans, 403(b) plans, 401(k) plans and IRAs; in connection with shares sold to current and retired Directors of the Fund; in connection with shares sold to a governmental entity which is prohibited by applicable laws from paying sales charges and related fees; in connection with systematic withdrawals; in connection with participation in certain 401(k) and retirement programs; on incidental redemptions to cover administrative expenses; on redemptions of shares initially purchased by an eligible employee benefit plan that are not in connection with a plan-level termination; and in the case of Class A shares purchased by certain institutional investors. The CDSC may also be waived on any redemption of Class A shares that are purchased by an eligible employee benefit plan that is a separate account client of Seligman at the time of initial investment (or within the prior 30 days) in a Seligman mutual fund. For more information, please consult the Fund's Statement of Additional Information or www.seligman.com.

Pricing of Fund Shares

When you buy or sell shares, you do so at the Class's net asset value ("NAV") next calculated after Seligman Advisors or SDC, as the case may be, accepts your request. However, in some cases, the Fund has authorized certain financial intermediaries (and other persons designated by such financial intermediaries) to receive purchase and redemption orders on behalf of the Fund. In such instances, customer orders will be priced at the Class's NAV next calculated after the authorized financial intermediary (or other persons designated by such financial intermediary) receives the request. Any applicable sales charge will be added to the purchase price for Class A shares. However, Seligman Advisors may reject any request to purchase shares under the circumstances discussed later in this Prospectus under the captions "Important Policies That May Affect Your Account" and "Frequent Trading of Fund Shares." Authorized financial intermediaries or their designees are responsible for forwarding your order in a timely manner.

  NAV: Computed separately for each Class by dividing that Class's share of the net assets of the Fund (i.e., its assets less liabilities) by the total number of outstanding shares of the Class.

If your buy or sell order is received by an authorized financial intermediary or its designee after the close of regular trading on the New York Stock

Exchange ("NYSE"), the order will be executed at the Class's NAV calculated as of the close of regular trading on the next NYSE trading day, subject to any applicable sales charge. When you sell shares, you receive the Class's per share NAV, less any applicable CDSC.

The NAV of the Fund's shares is determined each day, Monday through Friday, on days that the NYSE is open for trading. Because of their higher 12b-1 fees, the NAV of Class B, Class C, Class D and Class R shares will generally be lower than the NAV of the Class A shares of the Fund.

Securities owned by the Fund are valued at current market prices. If Seligman concludes that the most recently reported (or closing) price of a security held by the Fund is no longer valid or reliable, or such price is otherwise unavailable, Seligman will value the security at its fair value as determined in accordance with policies and procedures approved by the Fund's Board of Directors. The value of a security held by the Fund could be so determined in the event of, among other things, natural disasters, acts of terrorism, market disruptions, intra-day trading halts or extreme market volatility. The determination of fair value involves subjective judgments. As a result, using fair value to price a security may result in a price materially different from the prices used by other mutual funds to determine net asset value or the price that may be realized upon the actual sale of the security.

Opening Your Account

The Fund's shares are sold through authorized dealers or financial advisors who have sales agreements with Seligman Advisors. There are several programs under which you may be eligible for reduced sales charges. Ask an authorized dealer or your financial advisor if any of these programs apply to you. Class D (not available after May 16, 2008) and Class R shares are not available to all investors. For more information, see "Deciding Which Class of Shares to Buy--Class C or Class D" and "--Class R."

To make your initial investment in the Fund, contact an authorized dealer or your financial advisor, or complete an account application and send it with your check made payable to the Fund directly to SDC at the address provided on the account application. Your check must be in US dollars and be drawn on a US bank. You may not use cash, checks made payable to cash, third party checks, traveler's checks or credit card convenience checks for investment. If you do not choose a Class, your investment will automatically be made in Class A shares.

The required minimum initial investments are:

.. Regular (non-retirement) accounts: None (but certain Fund accounts are subject to a $1,000 minimum Fund account balance; for details, see "Important Policies That May Affect Your Account")

..  For accounts opened concurrently with Invest-A-Check(R):
 . $100 to open if you will be making monthly investments
 . $250 to open if you will be making quarterly investments

If you buy shares by check and subsequently sell the shares, SDC will not send your proceeds until your check clears, which could take up to 15 calendar days from the date of your purchase.

  YOU MAY BUY SHARES OF THE FUND FOR ALL TYPES OF TAX-DEFERRED RETIREMENT PLANS. CONTACT RETIREMENT PLAN SERVICES AT THE ADDRESS OR PHONE NUMBER LISTED ON THE INSIDE BACK COVER OF THIS PROSPECTUS FOR INFORMATION AND TO RECEIVE THE PROPER FORMS.

You will be sent a statement confirming your purchase and any subsequent transactions in your account. You will also be sent quarterly and annual statements detailing your transactions in the Fund and the other Seligman funds you own under the same account number. Duplicate quarterly account statements for the current year and duplicate annual statements for the most recent prior calendar year will be sent to you free of charge. Copies of year-end statements for prior years are available for a fee of $10 per year, per account, with a maximum charge of $150 per account. Send your request and a check for the fee to SDC at:

Seligman Data Corp.
P.O. Box 9759
Providence, RI 02940-9759

Share certificates representing shares of the Fund are no longer issued. Any further purchases of shares (whether by further subscription or in connection with the exercise of exchange privileges) will be recorded in book-entry form only. However, if a share certificate has been previously issued to a shareholder, the shareholder will be required to deliver the share certificate to SDC, as shareholder service agent, before a request for redemption or exchange of shares evidenced by that share certificate will be processed.

  If you want to be able to buy, sell, or exchange shares by telephone, you should elect telephone services on the account application when you open your account. This will prevent you from having to complete a supplemental election form (which may require a medallion signature guarantee) at a later date.

How to Buy Additional Shares

After you have made your initial investment, there are many options available to make additional purchases of Fund shares.

Shares may be purchased through an authorized dealer or your financial advisor, or you may send a check directly to SDC. Please provide either an investment slip or a note that provides your name(s), Fund name, and account number. Unless you indicate otherwise, your investment will be made in the Class you already own. Send investment checks to:

Seligman Data Corp.
P.O. Box 9766
Providence, RI 02940-9766

Your check must be in US dollars and be drawn on a US bank. You may not use cash, checks made payable to cash, third party checks, traveler's checks or credit card convenience checks for investment.

You may also use the following account services to make additional investments:

Invest-A-Check(R). You may buy Fund shares electronically from a savings or checking account of an Automated Clearing House ("ACH") member bank. If your bank is not a member of ACH, the Fund will debit your checking account by preauthorized checks. For accounts opened concurrently with Invest-A-Check(R), you must buy Fund shares at regular monthly intervals in fixed amounts of $100 or more, or regular quarterly intervals in fixed amounts of $250 or more. If you use Invest-A-Check(R), you must continue to make automatic investments until the Fund's minimum account balance of $1,000 is met or your account may be closed. For accounts opened with $1,000 or more, Invest-A-Check(R) investments may be made for any amount.

Automatic Dollar-Cost-Averaging. If you have at least $5,000 in Seligman Cash Management Fund, you may exchange uncertificated shares of that fund to buy shares of the same class of another Seligman mutual fund at regular monthly intervals in fixed amounts of $100 or more, or regular quarterly intervals in fixed amounts of $250 or more. If you exchange Class A shares, you may pay an initial sales charge to buy Fund shares.

Automatic CD Transfer. You may instruct your bank to invest the proceeds of a maturing bank certificate of deposit (CD) in shares of the Fund. If you wish to use this service, contact SDC, an authorized dealer or your financial advisor to obtain the necessary forms. Because your bank may charge you a penalty, it is not normally advisable to withdraw CD assets before maturity.

Dividends From Other Investments. You may have your dividends from other companies invested in the Fund. (Dividend checks must include your name, account number, Fund name and class of shares.)

Direct Deposit. You may buy Fund shares electronically with funds from your employer, the IRS, or any other institution that provides direct deposit. Call SDC for more information.

How to Exchange Shares Among the Seligman Mutual Funds

You may sell this Fund's shares to buy shares of the same class of another Seligman mutual fund, or you may sell shares of another Seligman mutual fund to buy this Fund's shares. Exchanges will be made at each fund's respective NAV. You will not pay an initial sales charge when you exchange, unless you exchange Class A shares of Seligman Cash Management Fund to buy shares of the same Class of the Fund or another Seligman mutual fund. If you are exchanging shares subject to a CDSC, for purposes of determining CDSC holding periods, such shares will be exchanged pro rata based on the different times of purchase.

Only your dividend and capital gain distribution options and telephone services will be automatically carried over to any new fund. If you wish to carry over any other account options (for example, Invest-A-Check(R) or Systematic Withdrawals) to the new fund, you must specifically request so at the time of your exchange.

See "The Seligman Mutual Funds" for a list of the funds available for exchange. Before making an exchange, contact an authorized dealer, your financial advisor or SDC to obtain the applicable fund prospectus(es). You should read and understand a fund's prospectus before investing. Some funds may not offer all Classes of shares.

How to Sell Shares

The easiest way to sell Fund shares is by phone. If you have telephone services, you may be able to use this service to sell Fund shares. Restrictions apply to certain types of accounts. Please see "Important Policies That May Affect Your Account."

When you sell Fund shares by phone, a check for the proceeds is sent to your address of record. If you have current ACH bank information on file, you may have the proceeds of the sale of your Fund shares directly deposited into your bank account (typically, within 2 business days after your shares are sold).

You may sell shares to the Fund through an authorized dealer or your financial advisor. The Fund does not charge any fees or expenses, other than any applicable CDSC, for this transaction; however, the authorized dealer or financial advisor may charge a service fee. Contact an authorized dealer or your financial advisor for more information.

You may always send a written request to sell Fund shares; however, it may take longer to get your money.

To protect you and the Fund, if your written redemption request is for $25,000 or more, SDC will seek telephone confirmation from you, an authorized dealer or your financial advisor before sending any money. If the proceeds are:
(1) $50,000 or more; (2) to be paid to someone other than the account owner;
(3) to be mailed to other than your address of record; (4) requested in connection with an address change; or (5) requested within 30 days of an address change on the account, then before sending any money, the Fund will require:

..  A signed, written redemption request;
..  Telephone confirmation; and
..  A medallion signature guarantee.

Telephone confirmations will not affect the date on which your redemption request is actually processed, but may delay the payment of proceeds.

If your Fund shares are represented by certificates, you will need to surrender the certificates to SDC before you sell your shares.

You may need to provide additional documents to sell Fund shares if you are:

..  a corporation;
..  an executor or administrator;

..  a trustee or custodian; or
..  in a retirement plan.

Contact an authorized dealer, your financial advisor or SDC's Shareholder Services Department for information on selling your shares under any of the above circumstances.

  MEDALLION SIGNATURE GUARANTEE:

  Protects you and each Seligman mutual fund from fraud. It is an assurance that the signature is genuine. A Medallion Signature Guarantee from The New York Stock Exchange, Inc. Medallion Signature Guarantee Program, The Securities Transfer Agents Medallion Program or The Stock Exchanges Medallion Program are acceptable. These guarantees are the leading signature guarantee programs recognized by most financial services associations throughout the United States and Canada, and are endorsed by the Securities Transfer Association. Non-medallion signature guarantees or notarization by a notary public are not acceptable forms of signature guarantees.

You may also use the following account services to sell Fund shares:

Systematic Withdrawal Plan. If you have at least $5,000 in the Fund, you may withdraw (sell) a fixed dollar amount (minimum of $50) of uncertificated shares at regular intervals. A check will be sent to you at your address of record or, if you have current ACH bank information on file, you may have your payments directly deposited to your predesignated bank account, typically within 2 business days after your shares are sold. If you bought $1,000,000 or more of Class A shares without an initial sales charge, your withdrawals may be subject to a 1% CDSC if they occur within 18 months of purchase. If you own Class B, Class C, Class D or Class R shares and reinvest your dividends and capital gain distributions, you may annually withdraw 12%, 10%, 10% or 10%, respectively, of the value of your account (at the time of election) without a CDSC.

Check Redemption Service. If you have at least $25,000 in the Fund, you may ask SDC to provide checks which may be drawn against your account. You can elect this service on your initial application, or contact SDC for the appropriate forms to establish this service. If you own Class A shares that were bought at NAV because of the size of your purchase, or if you own Class B, C or D shares, check redemptions may be subject to a CDSC.

Important Policies That May Affect Your Account

To protect you and other shareholders, the Fund reserves the right to:

.. Refuse an exchange request if the amount you wish to exchange equals or exceeds the lesser of $1,000,000 or 1% of the Fund's net assets;

..  Refuse any request to buy Fund shares;

..  Reject any request received by telephone;

..  Suspend or terminate telephone services;

..  Reject a medallion signature guarantee that SDC believes may be fraudulent;

.. Close your Fund account if its value is below $1,000, provided, however, that this policy does not apply to direct accounts held at SDC that are retirement accounts (i.e., IRAs), unclaimed property accounts and Fund shareholder accounts in the process of automatic conversion from the Fund's Class B shares to Class A shares that aggregate to more than $1,000. The Fund will notify you in writing at least 30 days before closing your Fund account and anticipates permitting shareholders owning Fund shares directly with SDC a period of one year to reach the $1,000 Fund minimum balance. If you hold your shares through a financial intermediary, you should contact that financial intermediary for their policies relating to minimum investment requirements (which could be different from the Fund's requirements);

.. Close your account if it does not have a certified taxpayer identification number (this is your social security number for individuals); and

.. Request additional information or close your account to the extent required or permitted by applicable law or regulations, including those related to the prevention of money laundering.

Telephone Services
You, an authorized dealer or your financial advisor will be able to place the following requests by telephone, unless you indicate on your account application that you do not want telephone services:

.. Sell uncertificated shares (up to $50,000 per day, payable to account owner(s) and mailed to the address of record or if you have current ACH bank information on file, you may have your redemption proceeds directly deposited to your bank account);

..  Exchange shares between Seligman mutual funds;

..  Change dividend and/or capital gain distribution options;

..  Change your address; and

..  Establish systematic withdrawals to address of record

If you do not elect telephone services on your account application when you open your account, or opened your account through an authorized dealer or your financial advisor, telephone services must be elected on a supplemental election form (which may require a medallion signature guarantee).

Restrictions apply to certain types of accounts:

.. Trust accounts on which the current trustee is not listed may not sell Fund shares by phone;

..  Corporations may not sell Fund shares by phone;

..  IRAs may only exchange Fund shares or request address changes by phone; and

.. Group retirement plans may not sell Fund shares by phone; plans that allow participants to exchange by phone must provide a letter of authorization signed by the plan custodian or trustee and provide a supplemental election form signed by all plan participants.

Unless you have current ACH bank information on file, you will not be able to sell Fund shares by phone within 30 days following an address change.

Your telephone request must be communicated to an SDC representative. You may not request any phone transactions via the automated access line.

You may cancel telephone services at any time by sending a written request to SDC. Each account owner, by accepting or adding telephone services, authorizes each of the other owners to make requests by phone. An authorized dealer or your financial advisor may not establish telephone services without your written authorization. SDC will send written confirmation to the address of record when telephone services are added or terminated.

During times of heavy call volume, you may not be able to get through to SDC by phone to request a sale or exchange of Fund shares. In this case, you may need to send written instructions, and it may take longer for your request to be processed. The Fund's NAV may fluctuate during this time.

The Fund and SDC will not be liable for processing requests received by phone as long as it was reasonable to believe that the request was genuine. The Fund and SDC will employ reasonable procedures to confirm whether instructions received by telephone are genuine, and, if they do not, they may be liable for any losses due to unauthorized or fraudulent instructions.

Reinstatement Privilege
If you sell Fund shares, you may elect , within 120 calendar days, to use part or all of the proceeds to buy shares of the Fund or another Seligman mutual fund (reinstate your investment) without paying an initial sales charge or, if you paid a CDSC when you sold your shares, receiving a credit for the applicable CDSC paid. This privilege may be exercised only once each calendar year. Contact an authorized dealer or your financial advisor for more information. You should consult your tax advisor concerning possible tax consequences of exercising this privilege.

Frequent Trading of Fund Shares

As a matter of policy, the Fund discourages frequent trading of Fund shares. In this regard, the Fund's Board of Directors has adopted written policies and procedures that, subject to the limitations set forth below, are designed to deter frequent trading that may be disruptive to the management of the Fund's portfolio. If the Fund, Seligman Advisors (the Fund's distributor) or SDC (the Fund's shareholder service agent) (referred to collectively below as the "Seligman Entities") determine that you have exchanged more than twice to and from the Fund in any three-month period, you will not be permitted to engage in further exchange activity in the Fund for 90 days. The Seligman Entities may under certain circumstances also refuse initial or additional purchases of Fund shares by any person for any reason, including if that person is believed to be engaging, or suspected of engaging, in trading of fund shares in excess of the guidelines noted above (excluding purchases via a direct deposit through an automatic payroll deduction program or purchases by the funds of Seligman Asset Allocation Series, Inc. in the ordinary course of implementing their asset allocation strategies). In addition, the Seligman Entities may under certain circumstances refuse to accept exchange requests for accounts of any person that has had a previous pattern (even if involving a different fund in the Seligman Group) of trading in excess of the guidelines noted above. Furthermore, if you purchase shares of the Fund through a financial intermediary, your ability to purchase or exchange shares of the Fund could be limited if your account is associated with a person (e.g., broker or financial advisor) previously identified by the Seligman Entities as engaging in trading activity in excess of the guidelines noted above. The Fund's policies do not permit exceptions to be granted, and the policies are, to the extent possible, applied uniformly to all accounts where beneficial ownership has been ascertained.

Shareholders and their financial intermediaries seeking to engage in excessive trading practices may deploy a variety of strategies to avoid detection, and, despite the efforts of the Seligman Entities to prevent excessive trading, there is no guarantee that the Seligman Entities will be able to identify such shareholders or curtail their trading practices. The ability of the Seligman Entities to detect and curtail excessive trading practices may also be limited by operational systems and technological limitations and hindered by financial intermediaries purposefully or unwittingly facilitating these practices. In addition, the Fund receives purchase, exchange and redemption orders through financial intermediaries, some of whom hold shares through omnibus accounts, and the Seligman Entities will not, under most circumstances, know of or be able to reasonably detect excessive trading which may occur through these financial intermediaries. Omnibus account arrangements and their equivalents (e.g., bank trust accounts and retirement plans) are a common form of holding shares of funds by many brokers, banks and retirement plan administrators. These arrangements often permit the financial intermediary to aggregate many client transactions and ownership positions and provide the Fund with combined purchase and redemption orders. In these circumstances, the Seligman Entities may not know the identity of particular shareholders or beneficial owners or whether particular purchase or sale orders were placed by the same shareholder or beneficial owner. A substantial percentage of shares of the Fund may be held through omnibus accounts and their equivalents.

To the extent that the efforts of the Seligman Entities are unable to eliminate excessive trading practices in the Fund, these practices may interfere with the efficient management of the Fund's portfolio, hinder the Fund's ability to pursue its investment objective and may reduce the returns of long-term shareholders. Additionally, these practices may result in the Fund engaging in certain activities to a greater extent than it otherwise would, such as maintaining higher cash balances, using its line of credit to a greater extent and engaging in additional portfolio transactions. Increased portfolio transactions and use of the line of credit could correspondingly increase the Fund's operating costs and decrease the Fund's investment performance. Maintenance of a higher level of cash balances necessary to meet frequent redemptions could likewise result in lower Fund investment performance during periods of rising markets.

Dividends and Capital Gain Distributions

The Fund generally pays dividends from its net investment income quarterly and distributes any net capital gains realized on investments annually. The Fund has a net capital loss carryforward that is available for offset against future taxable net capital gains expiring in 2010. Accordingly, no capital gains distributions are expected to be paid to shareholders until net capital gains have been realized in excess of the available capital loss carryforward.

You may elect to:

(1)reinvest both dividends and capital gain distributions;

(2)receive dividends in cash and reinvest capital gain distributions; or

(3)receive both dividends and capital gain distributions in cash.

Your dividends and capital gain distributions, if any, will be reinvested if you do not instruct otherwise or if you own Fund shares in a Seligman tax-deferred retirement plan.

If you want to change your election, you may send written instructions to SDC at P.O. Box 9759, Providence, RI 02940-9759, or, if you have telephone services, you, an authorized dealer or your financial advisor may call SDC. Your request must be received by SDC before the record date to be effective for that dividend or capital gain distribution.

Dividends or capital gain distributions that are not reinvested will be sent by check to your address of record or, if you have current ACH bank information on file, directly deposited into your predesignated bank account, typically within 2 business days from the payable date.

  DIVIDEND:
  A payment by a mutual fund, usually derived from a fund's net investment income (dividends and interest earned on portfolio securities less expenses).

  CAPITAL GAIN DISTRIBUTION:
  A payment to mutual fund shareholders which represents profits realized on the sale of securities in a fund's portfolio.

  EX-DIVIDEND DATE:
  The day on which any declared distributions (dividends or capital gains) are deducted from a fund's assets before it calculates its NAV.

Dividends and capital gain distributions are reinvested to buy additional Fund shares on the payable date using the NAV of the ex-dividend date.

Dividends, if any, on Class B, Class C, Class D and Class R shares will be lower than the dividends on Class A shares as a result of their higher 12b-1 fees. Capital gain distributions will be paid in the same amount for each Class.

Taxes

The tax treatment of dividends and capital gain distributions is the same whether you take them in cash or reinvest them to buy additional Fund shares. Dividends paid by the Fund, other than "qualified dividend income," are generally taxable to you as ordinary income. Tax-deferred retirement plans are not taxed currently on dividends or capital gain distributions or on gains resulting from the sale or exchange of Fund shares.

You may be taxed at different rates on capital gains distributed by the Fund depending on the length of time the Fund holds its assets.

When you sell Fund shares, any gain or loss you realize will generally be treated as a long-term capital gain or loss if you held your shares for more than one year, or as a short-term capital gain or loss if you held your shares for one year or less. However, if you sell Fund shares on which a long-term capital gain distribution has been received and you held the shares for six months or less, any loss you realize will be treated as a long-term capital loss to the extent that it offsets the long-term capital gain distribution.

An exchange of Fund shares is a sale and may result in a gain or loss for federal income tax purposes.

Each January, you will be sent information on the tax status of any distributions made during the previous calendar year. Because each shareholder's situation is unique, you should always consult your tax advisor concerning the effect income taxes may have on your individual investment.

For further information, please see the Fund's Statement of Additional Information under the section entitled "Taxation of the Fund."

The Seligman Mutual Funds

EQUITY
--------------------------------------------------------------------------------

SPECIALTY
--------------------------------------------------------------------------------

Seligman Communications and Information Fund
Seeks capital appreciation by investing in companies operating in the communications, information and related industries.

Seligman Emerging Markets Fund
Seeks long-term capital appreciation by investing primarily in equity securities of companies in emerging markets.

Seligman Global Technology Fund
Seeks long-term capital appreciation by investing primarily in global securities (US and non-US) of companies in the technology and technology-related industries.

SMALL COMPANY
--------------------------------------------------------------------------------

Seligman Frontier Fund
Seeks growth of capital by investing primarily in small company growth stocks.

Seligman Global Smaller Companies Fund
Seeks long-term capital appreciation by investing in securities of smaller companies around the world, including the US.

Seligman Smaller-Cap Value Fund
Seeks long-term capital appreciation by investing in common stocks of smaller companies, deemed to be "value" companies by the investment manager.

MEDIUM COMPANY
--------------------------------------------------------------------------------

Seligman Capital Fund
Seeks capital appreciation by investing in the common stocks of medium-sized companies.

LARGE COMPANY
--------------------------------------------------------------------------------

Seligman Common Stock Fund
Seeks total return through a combination of capital appreciation and current income.

Seligman Global Growth Fund
Seeks capital appreciation by investing primarily in equity securities of companies that have the potential to benefit from global economic or social trends.

Seligman Growth Fund
Seeks long-term capital appreciation.

Seligman International Growth Fund
Seeks long-term capital appreciation by generally investing in securities of large- and mid-capitalization growth companies in international markets.

Seligman Large-Cap Value Fund
Seeks long-term capital appreciation by investing in common stocks of large companies, deemed to be "value" companies by the investment manager.

BALANCED
--------------------------------------------------------------------------------

Seligman Income and Growth Fund
Seeks total return through a combination of capital appreciation and income consistent with what is believed to be a prudent allocation between equity and fixed-income securities.

REAL ESTATE SECURITIES
--------------------------------------------------------------------------------

Seligman LaSalle Global Real Estate Fund
Seeks total return through a combination of current income and long-term capital appreciation by investing in equity and equity-related securities issued by global real estate companies such as US real estate investment trusts (REITs) and similar entities outside the US.

Seligman LaSalle Monthly Dividend Real Estate Fund
Seeks to provide a high level of current income with capital appreciation as a secondary objective by investing in equity and equity-related securities issued by real estate companies, such as real estate investment trusts (REITs).

FIXED-INCOME
--------------------------------------------------------------------------------

INCOME
--------------------------------------------------------------------------------

Seligman High-Yield Fund
Seeks a high level of current income and may also consider the potential for capital appreciation consistent with prudent investment management. The Fund invests primarily in non-investment grade, high-yield securities.

Seligman Core Fixed Income Fund
Seeks to produce a high level of current income consistent with prudent exposure to risk. Capital appreciation is a secondary objective. The Fund invests a significant portion of its assets in investment grade fixed-income securities.

Seligman U.S. Government Securities Fund
Seeks a high level of current income consistent with prudent investment risk primarily by investing in a diversified portfolio of securities issued or guaranteed by the US government, its agencies or instrumentalities, or government sponsored enterprises.

MUNICIPAL
--------------------------------------------------------------------------------

Seligman Municipal Funds:

National Fund
Seeks maximum income, exempt from regular federal income taxes.

State-specific funds:*
Seek to maximize income exempt from regular federal income taxes and from regular income taxes in the designated state.

California                 Louisiana                  New Jersey
.. High-Yield               Maryland                   New York
.. Quality                  Massachusetts              North Carolina
Colorado                   Michigan                   Ohio
Florida                    Minnesota                  Oregon
Georgia                    Missouri                   Pennsylvania
                                                      South Carolina

* A small portion of income may be subject to state and local taxes.

MONEY MARKET
--------------------------------------------------------------------------------

Seligman Cash Management Fund
Seeks to preserve capital and to maximize liquidity and current income by investing only in high-quality money market securities. The Fund seeks to maintain a constant net asset value of $1.00 per share.

ASSET ALLOCATION
--------------------------------------------------------------------------------
SELIGMAN ASSET ALLOCATION SERIES, INC. offers four different asset-allocation funds that pursue their investment objectives by allocating their assets among other mutual funds in the Seligman Group.

Seligman Asset Allocation Aggressive Growth Fund
Seeks long-term capital appreciation by creating a portfolio of mutual funds that invests in aggressive growth-oriented domestic and international equity securities weighted toward small- and medium-capitalization companies.

Seligman Asset Allocation Growth Fund
Seeks long-term capital appreciation by creating a portfolio of mutual funds that invests in growth-oriented domestic and international equity securities, with a more even weighting among small-, medium- and large-capitalization companies than Seligman Asset Allocation Aggressive Growth Fund.

Seligman Asset Allocation Moderate Growth Fund
Seeks capital appreciation by creating a portfolio of mutual funds that invests in small-, medium- and large-capitalization domestic and international equity securities as well as real estate securities and domestic fixed-income securities.

Seligman Asset Allocation Balanced Fund
Seeks capital appreciation and preservation of capital with current income and growth of income by creating a portfolio of mutual funds that invests in medium- and large-capitalization and dividend producing domestic and international equity securities supplemented by a larger allocation to real estate securities as well as domestic fixed-income securities, cash and cash equivalents than Seligman Asset Allocation Moderate Growth Fund.

SELIGMAN TARGETHorizon ETF PORTFOLIOS, INC. offers five asset-allocation mutual funds that seek to achieve their respective investment objectives by allocating their assets among exchange-traded funds (ETFs).

Seligman TargETFund 2045
Seeks capital appreciation until migration, and thereafter capital appreciation consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as the year 2045 approaches.

Seligman TargETFund 2035
Seeks capital appreciation until migration, and thereafter capital appreciation consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as the year 2035 approaches.

Seligman TargETFund 2025
Seeks capital appreciation consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as the year 2025 approaches.

Seligman TargETFund 2015
Seeks capital appreciation and current income consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as the year 2015 approaches.

Seligman TargETFund Core
Seeks capital appreciation and preservation of capital with current income.

Financial Highlights

The tables below are intended to help you understand the financial performance of the Fund's Classes for the periods presented. Certain information reflects financial results for a single share of a Class that was held throughout the periods shown. Per share amounts are calculated based on average shares outstanding during the period. "Total return" shows the rate that you would have earned (or lost) on an investment in each Class, assuming you reinvested all your dividends and capital gain distributions, if any. Total returns do not reflect any sales charges or transaction costs on your investment or taxes. If such charges, costs and taxes were included, the returns presented below would have been lower. Deloitte & Touche LLP, Independent Registered Public Accounting Firm, has audited this information. Their report, along with the Fund's financial statements, is included in the Fund's Annual Report, which is available upon request.

CLASS A
------------------------------------------------------------------------------------------------------
                                                                       YEAR ENDED DECEMBER 31,
                                                               ---------------------------------------
                                                                2007    2006    2005    2004    2003
------------------------------------------------------------------------------------------------------
PER SHARE DATA:
------------------------------------------------------------------------------------------------------
Net asset value, beginning of year                              $14.15  $12.67  $12.70  $11.93  $10.42
------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
  Net investment income                                           0.72    0.48    0.16    0.16    0.14
------------------------------------------------------------------------------------------------------
  Net realized and unrealized gain (loss) on investments and
   options written                                              (1.03)    1.48  (0.02)    0.81    1.54
------------------------------------------------------------------------------------------------------
Total from investment operations                                (0.31)    1.96    0.14    0.97    1.68
------------------------------------------------------------------------------------------------------
Less distributions:
  Dividends from net investment income                          (0.72)  (0.48)  (0.16)  (0.16)  (0.14)
------------------------------------------------------------------------------------------------------
  Dividends in excess of net investment income                      --      --  (0.01)  (0.04)  (0.03)
------------------------------------------------------------------------------------------------------
Total distributions                                             (0.72)  (0.48)  (0.17)  (0.20)  (0.17)
------------------------------------------------------------------------------------------------------
Net asset value, end of year                                    $13.12  $14.15  $12.67  $12.70  $11.93
------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                   (2.43)%  15.80%   1.07%   8.18%  16.24%
------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                         $58,894 $65,824 $65,985 $78,971 $83,623
------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                          1.46%   1.50%   1.42%   1.38%   1.41%
------------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets             5.00%   3.62%   1.26%   1.30%   1.29%
------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                        185.42% 357.62% 219.11%  92.74% 238.07%
------------------------------------------------------------------------------------------------------

-------------
See footnotes on page 33.

CLASS B
------------------------------------------------------------------------------------------------------
                                                                       YEAR ENDED DECEMBER 31,
                                                               ---------------------------------------
                                                                2007    2006    2005    2004    2003
------------------------------------------------------------------------------------------------------
PER SHARE DATA:
------------------------------------------------------------------------------------------------------
Net asset value, beginning of year                              $14.08  $12.61  $12.64  $11.88  $10.38
------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
  Net investment income                                           0.61    0.38    0.06    0.07    0.06
------------------------------------------------------------------------------------------------------
  Net realized and unrealized gain (loss) on investments and
   options written                                              (1.02)    1.47  (0.02)    0.80    1.53
------------------------------------------------------------------------------------------------------
Total from investment operations                                (0.41)    1.85    0.04    0.87    1.59
------------------------------------------------------------------------------------------------------
Less distributions:
  Dividends from net investment income                          (0.61)  (0.38)  (0.06)  (0.07)  (0.06)
------------------------------------------------------------------------------------------------------
  Dividends in excess of net investment income                  (0.01)      --  (0.01)  (0.04)  (0.03)
------------------------------------------------------------------------------------------------------
Total distributions                                             (0.62)  (0.38)  (0.07)  (0.11)  (0.09)
------------------------------------------------------------------------------------------------------
Net asset value, end of year                                    $13.05  $14.08  $12.61  $12.64  $11.88
------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                   (3.16)%  15.01%   0.30%   7.35%  15.35%
------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                          $3,736  $5,441  $8,010 $12,049 $13,847
------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                          2.21%   2.25%   2.17%   2.13%   2.17%
------------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets             4.25%   2.86%   0.51%   0.55%   0.53%
------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                        185.42% 357.62% 219.11%  92.74% 238.07%
------------------------------------------------------------------------------------------------------

CLASS C
-----------------------------------------------------------------------------------------------------
                                                                      YEAR ENDED DECEMBER 31,
                                                               --------------------------------------
                                                                2007    2006    2005    2004   2003
-----------------------------------------------------------------------------------------------------
PER SHARE DATA:
-----------------------------------------------------------------------------------------------------
Net asset value, beginning of year                              $14.07  $12.60  $12.64 $11.88  $10.37
-----------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
  Net investment income                                           0.61    0.38    0.06   0.07    0.06
-----------------------------------------------------------------------------------------------------
  Net realized and unrealized gain (loss) on investments and
   options written                                              (1.02)    1.47  (0.03)   0.80    1.54
-----------------------------------------------------------------------------------------------------
Total from investment operations                                (0.41)    1.85    0.03   0.87    1.60
-----------------------------------------------------------------------------------------------------
Less distributions:
  Dividends from net investment income                          (0.61)  (0.38)  (0.06) (0.07)  (0.06)
-----------------------------------------------------------------------------------------------------
  Dividends in excess of net investment income                  (0.01)      --  (0.01) (0.04)  (0.03)
-----------------------------------------------------------------------------------------------------
Total distributions                                             (0.62)  (0.38)  (0.07) (0.11)  (0.09)
-----------------------------------------------------------------------------------------------------
Net asset value, end of year                                    $13.04  $14.07  $12.60 $12.64  $11.88
-----------------------------------------------------------------------------------------------------
TOTAL RETURN                                                   (3.16)%  15.02%   0.22%  7.35%  15.46%
-----------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
-----------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                          $5,151  $5,879  $6,213 $6,927  $9,644
-----------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                          2.21%   2.25%   2.17%  2.13%   2.17%
-----------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets             4.25%   2.86%   0.51%  0.55%   0.53%
-----------------------------------------------------------------------------------------------------
Portfolio turnover rate                                        185.42% 357.62% 219.11% 92.74% 238.07%
-----------------------------------------------------------------------------------------------------

-------------
See footnotes on page 33.

CLASS D
------------------------------------------------------------------------------------------------------
                                                                       YEAR ENDED DECEMBER 31,
                                                               ---------------------------------------
                                                                2007    2006    2005    2004    2003
------------------------------------------------------------------------------------------------------
PER SHARE DATA:
------------------------------------------------------------------------------------------------------
Net asset value, beginning of year                              $14.07  $12.61  $12.64  $11.88  $10.37
------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
  Net investment income                                           0.61    0.38    0.06    0.07    0.06
------------------------------------------------------------------------------------------------------
  Net realized and unrealized gain (loss) on investments and
   options written                                              (1.02)    1.46  (0.02)    0.80    1.54
------------------------------------------------------------------------------------------------------
Total from investment operations                                (0.41)    1.84    0.04    0.87    1.60
------------------------------------------------------------------------------------------------------
Less distributions:
  Dividends from net investment income                          (0.61)  (0.38)  (0.06)  (0.07)  (0.06)
------------------------------------------------------------------------------------------------------
  Dividends in excess of net investment income                  (0.01)      --  (0.01)  (0.04)  (0.03)
------------------------------------------------------------------------------------------------------
Total distributions                                             (0.62)  (0.38)  (0.07)  (0.11)  (0.09)
------------------------------------------------------------------------------------------------------
Net asset value, end of year                                    $13.04  $14.07  $12.61  $12.64  $11.88
------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                   (3.16)% $14.93%   0.30%   7.35%  15.46%
------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                          $8,118  $9,228 $10,238 $13,541 $15,853
------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                          2.21%   2.25%   2.17%   2.13%   2.17%
------------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets             4.25%   2.87%   0.51%   0.55%   0.53%
------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                        185.42% 357.62% 219.11%  92.74% 238.07%
------------------------------------------------------------------------------------------------------

CLASS R
-------------------------------------------------------------------------------------------------------
                                                                                              4/30/03*
                                                                  YEAR ENDED DECEMBER 31,        TO
                                                               ------------------------------ 12/31/03
                                                                2007    2006    2005    2004  --------
----------------------------------------------------------------------------------------------
PER SHARE DATA:
-------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                            $14.18  $12.67  $12.72 $11.92  $10.71
-------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
  Net investment income                                           0.68    0.45    0.13   0.13    0.07
-------------------------------------------------------------------------------------------------------
  Net realized and unrealized gain (loss) on investments and
   options written                                              (1.03)    1.51  (0.03)   0.82    1.26
-------------------------------------------------------------------------------------------------------
Total from investment operations                                (0.35)    1.96    0.10   0.95    1.33
-------------------------------------------------------------------------------------------------------
Less distributions:
  Dividends from net investment income                          (0.68)  (0.45)  (0.13) (0.13)  (0.07)
-------------------------------------------------------------------------------------------------------
  Dividends in excess of net investment income                  (0.01)      --  (0.02) (0.02)  (0.05)
-------------------------------------------------------------------------------------------------------
Total distributions                                             (0.69)  (0.45)  (0.15) (0.15)  (0.12)
-------------------------------------------------------------------------------------------------------
Net asset value, end of period                                  $13.14  $14.18  $12.67 $12.72  $11.92
-------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                   (2.73)%  15.73%   0.78%  7.99%  12.46%
-------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
-------------------------------------------------------------------------------------------------------
Net assets, end of period (000s omitted)                           $65    $100    $290     $5      $2
-------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                          1.71%   1.75%   1.67%  1.63%   1.71%+
-------------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets             4.75%   3.36%   1.01%  1.05%   0.86%+
-------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                        185.42% 357.62% 219.11% 92.74% 238.07%++
-------------------------------------------------------------------------------------------------------

-------------
 *Commencement of offering of shares.
 +Annualized.
++Computed at the Fund level for the year ended December 31, 2003.

How to Contact Us


The Fund

             Write to  Corporate Communications/Investor Relations Department
                       J. & W. Seligman & Co. Incorporated
                       100 Park Avenue
                       New York, NY 10017

                Phone  Toll-free in the US (800) 221-7844
                       Outside the US (212) 850-1864

Your Regular (Non-Retirement) Account

             Write to  Shareholder Service Agent/Seligman Group of Funds
                       Seligman Data Corp.

      For investments  P.O. Box 9766
      into an account  Providence, RI 02940-9766

   For non-investment  P.O. Box 9759
            inquiries  Providence, RI 02940-9759

For matters requiring  101 Sabin St.
   overnight delivery  Pawtucket, RI 02860

                Phone  Toll-free in the US (800) 221-2450
                       Outside the US (212) 682-7600

Your Retirement Account

             Write to  Retirement Plan Services
                       Seligman Data Corp.
                       100 Park Avenue
                       New York, NY 10017

                Phone  Toll-free (800) 445-1777


24-hour automated telephone access is available by calling (800) 622-4597 on a touchtone telephone. You will have instant access to price, yield, account balance, most recent transaction, and other information.

                            SELIGMAN ADVISORS, INC.
                                an affiliate of
[LOGO] J&WS
                            J. & W. SELIGMAN & CO.
                                 INCORPORATED

                               ESTABLISHED 1864
                      100 Park Avenue, New York, NY 10017

For More Information

The following information is available, without charge, upon request by calling toll-free (800) 221-2450 in the US or (212) 682-7600 outside the US. You may also call these numbers to request other information about the Fund or to make shareholder inquiries.

The Statement of Additional Information (SAI) contains additional information about the Fund. It is on file with the Securities and Exchange Commission, or SEC, and is incorporated by reference into (is legally part of) this Prospectus.

Annual/Semi-Annual Reports contain additional information about the Fund's investments. In the Fund's Annual Report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. The Fund's SAI and most recent Annual/Semi-Annual Reports are also available, free of charge, at www.seligman.com.

Information about the Fund, including the Prospectus and SAI, can be viewed and copied at the SEC's Public Reference Room in Washington, DC. For information about the operation of the Public Reference Room, call (202) 551-8090. The Prospectus, SAI, Annual/Semi-Annual reports and other information about the Fund are also available on the EDGAR Database on the SEC's Internet site: www.sec.gov.

Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing: Securities and Exchange Commission, Public Reference Section, Washington, DC 20549-0102.

The website references in this Prospectus are inactive textual references and information contained in or otherwise accessible through these websites does not form a part of this Prospectus.

SEC File Number:  811-525

[LOGO]

                     SUPPLEMENT DATED JULY 17, 2008 TO THE
                             CLASS I PROSPECTUSES
                   OF EACH OF THE FOLLOWING SELIGMAN FUNDS:

            Class I Prospectuses, each dated February 1, 2008, for
                     Seligman Core Fixed Income Fund, Inc.
                and Seligman TargetHorizon ETF Portfolios, Inc.

              Class I Prospectuses, each dated March 3, 2008, for
      Seligman Frontier Fund, Inc. and Seligman Global Fund Series, Inc.

               Class I Prospectuses, each dated May 1, 2008, for
       Seligman Capital Fund, Inc., Seligman Cash Management Fund, Inc., Seligman Common Stock Fund, Inc., Seligman Communications and Information
       Fund, Inc., Seligman Growth Fund, Inc., Seligman High-Yield Fund,
         Seligman Income and Growth Fund, Inc., Seligman LaSalle Real
         Estate Fund Series, Inc. and Seligman Value Fund Series, Inc.
                          (collectively, the "Funds")

Effective immediately, the following new type of Class I investor is hereby added to the Class I prospectuses of the Funds under the section entitled "How to Buy Fund Shares":

(vi) any investor approved by Seligman Advisors that makes an initial, combined investment of at least $5 million in the Class I shares of two or more Seligman mutual funds.

                                                                     PROSPECTUS
                                                                    May 1, 2008
                                                                 Class I Shares
Seligman
Income and Growth Fund, Inc.

Seeking Total Return Through a Combination of Capital Appreciation and Income Consistent With What is Believed to be a Prudent Allocation Between Equity and Fixed-Income Securities


The Securities and Exchange Commission has neither approved nor disapproved this Fund, and it has not determined this Prospectus to be accurate or adequate. Any representation to the contrary is a criminal offense.

An investment in this Fund or any other fund cannot provide a complete investment program. The suitability of an investment in the Fund should be considered based on the investment objective, strategies and risks described in this Prospectus, considered in light of all of the other investments in your portfolio, as well as your risk tolerance, financial goals and time horizons. We recommend that you consult an authorized dealer or your financial advisor to determine if this Fund is suitable for you.

EQCI1 5/2008 CI

Table of Contents


     THE FUND

           Investment Objective........................................  1

           Principal Investment Strategies.............................  1

           Principal Risks.............................................  4

           Portfolio Holdings..........................................  7

           Past Performance............................................  7

           Fees and Expenses...........................................  9

           Management.................................................. 10

     SHAREHOLDER INFORMATION

           Pricing of Fund Shares...................................... 13

           How to Buy Fund Shares...................................... 13

           How to Exchange Shares Among the Seligman Mutual Funds...... 14

           How to Sell Shares.......................................... 14

           Important Policies That May Affect Your Account............. 14

           Frequent Trading of Fund Shares............................. 14

           Dividends and Capital Gain Distributions.................... 16

           Taxes....................................................... 16

           The Seligman Mutual Funds................................... 18

     Financial Highlights.............................................. 21

     How to Contact Us................................................. 22

                        For More Information. back cover

The Fund

Investment Objective

The Fund's investment objective is total return through a combination of capital appreciation and income consistent with what is believed to be a prudent allocation between equity and fixed-income securities.

Principal Investment Strategies

The Fund uses the following principal investment strategies to seek its investment objective:

The Fund allocates its assets between equity securities and fixed-income securities. Securities are carefully selected in light of the Fund's investment objective and are diversified among many different types of securities and market sectors. As of March 31, 2008, approximately 71% of the Fund's portfolio was invested in equity securities and approximately 29% was invested in fixed-income securities. However, the proportion of the Fund's assets invested in each type of security will vary from time to time based on the investment manager's assessment of general market and economic conditions.

EQUITY SECURITIES

Equity securities in which the Fund may invest include: common stocks, including real estate investment trusts ("REITs"); securities convertible into common stocks; preferred stocks; and American Depositary Receipts ("ADRs"). The Fund usually invests in the common stock of larger US companies; however, it may invest in companies of any size. REITs are companies that invest primarily in income-producing real estate or real estate related loans or interests. ADRs are publicly traded instruments generally issued by domestic banks or trust companies that represent securities of foreign issuers.

Equity securities are chosen using an investment strategy, consisting of: analytical security evaluation, including fundamental research; and portfolio construction. The final equity portfolio composition, therefore, is a reflection of these analytical and qualitative techniques.

SECURITY EVALUATION. The investment manager applies analytical techniques to evaluate a broad universe of stocks based on a number of factors. The factors may include projected earnings, earnings surprise forecasts, projected cash flow, price momentum, historical income and balance sheet items, and other factors.

In addition to evaluating analytical measures, the investment manager applies traditional fundamental research to gather qualitative information. This means the investment manager concentrates on individual company fundamentals, focusing on companies that the investment manager believes are well managed and possess the opportunity for earnings growth. With respect to REITs, the investment manager may evaluate several additional factors affecting a company including, but not limited to, the quality of properties underlying the applicable REIT, changes in real estate market conditions, tactical shifts among property sectors and local market conditions that may affect these companies.

PORTFOLIO CONSTRUCTION. During the course of the security evaluation and fundamental analysis discussed above, the investment manager assigns weightings to the stocks being considered for investment. The investment manager considers the risk and expected return of each individual stock as well as the overall portfolio. The manager also evaluates exposure by sector, industry, market capitalization and other categories.

The Fund generally sells an equity security if the investment manager believes its target price has been reached, its fundamentals have deteriorated, or ongoing evaluation reveals that there are more attractive investment opportunities available.

INVESTMENT GRADE SECURITIES

Investment grade fixed-income securities are those rated within the four highest rating categories by Moody's Investors Service ("Moody's"), Standard & Poor's Rating Services ("S&P") or Fitch Ratings, or are securities deemed by the investment manager to be of comparable quality (collectively, "Investment Grade Securities"). They include obligations issued and guaranteed by the US government or its agencies or instrumentalities, corporate bonds and other obligations, mortgage-backed and other asset-backed securities, obligations of non-US government agencies and private institutions, and income-producing cash equivalents, including repurchase agreements. Mortgage-backed securities include collateralized mortgage obligations, mortgage pass-through securities and stripped mortgage-backed securities.

In selecting Investment Grade Securities, the Fund's investment approach combines macroeconomic analysis of the fixed-income market with fundamental research into individual securities, customized by market sector. The investment manager considers the trends in the fixed-income market and evaluates the long-term trends in interest rates. If the investment manager believes interest rates will decline or remain flat, the Fund will seek to purchase securities with longer maturities, and if the investment manager expects rates to rise, the Fund will seek to purchase securities with shorter maturities (securities with longer maturities typically offer higher yields but are subject to greater price volatility than securities with shorter maturities). The investment manager may invest in securities of any duration. The investment manager will also evaluate each security's particular characteristics, such as duration, yield, quality and relative value, and total return opportunities.

HIGH-YIELD SECURITIES

High-Yield securities (many of which are commonly known as "junk bonds") carry non-investment grade ratings (Ba or below by Moody's or BB or below by Fitch Ratings or S&P) or are securities deemed to be below investment grade by the investment manager ("High-Yield Securities"). Although High-Yield Securities have the potential to offer higher yields than Investment Grade Securities with higher ratings and similar maturities, High-Yield Securities are subject to greater risk of loss of principal and interest than Investment Grade
Securities. The Fund may invest in all types of High-Yield Securities including:

.. Senior and subordinated corporate debt obligations of both US and non-US issuers (including debentures);

..  Mortgage and other asset-backed securities;

..  Capital appreciation bonds, including zero-coupon and pay-in-kind securities;

.. Convertible securities, preferred stock, structured securities and loan participations;

..  Municipal securities;

..  Obligations of foreign governments;

.. Securities that are rated in default by a nationally recognized statistical rating organization;

..  Repurchase agreements relating to the above instruments;

.. Warrants, rights and other equity securities that are acquired in connection with the Fund's investments in High-Yield Securities; and

.. Restricted securities that may be offered and sold only to "qualified institutional buyers" under Rule 144A of the Securities Act of 1933 ("Rule 144A Securities").

The Fund does not have any portfolio maturation limitation, and may invest its assets in High-Yield Securities of short, medium or long maturities.

In buying and selling High-Yield Securities for the Fund, the investment manager uses a relative value approach which involves (i) a top-down macroeconomic analysis of general economic and market conditions and
(ii) bottom-up fundamental research of individual issuers. Applying top-down macroeconomic analysis, the investment manager looks to identify sectors and industries that it believes offer good investment opportunities, and uses extensive in-depth research to identify issuers it believes are attractive within those sectors and industries. In making sector allocations, the investment manager analyzes and compares expected returns and assumed risks. In addition to this risk/return analysis, the investment manager looks at a variety of factors when making sector and industry allocation decisions, including, but not limited to, one or more of the following:

.. The potential effect of the interest-rate environment on various sectors and industries;

..  Potential for corporate earnings growth;

..  The sector or industry contribution to GDP; and

..  Historical and anticipated default rates.

In selecting individual securities, the investment manager, as part of the relative value approach, uses bottom-up fundamental research of individual issuers. The investment manager will emphasize particular securities and types of securities that it believes will provide the potential for favorable performance in light of the risks. In making investment decisions, the investment manager looks at a variety of issuer-specific factors, including, but not limited to, one or more of the following:

..  Strong operating cash flow and margins;

..  Favorable or improving credit quality;

..  Leadership in market share or other competitive advantage;

..  Superior management; and

.. Attractive valuation relative to: the high-yield market generally, a particular industry, or the issuer's capital structure.

The Fund will generally sell High-Yield Securities if the investment manager believes that the issuer displays one or more of the following: a deteriorating financial condition (including results of operations and cash flows), an ineffective management team, an unattractive relative valuation or deteriorating credit quality, or if there is a change in macroeconomic factors that the investment manager believes will adversely impact an issuer (e.g., a change in the interest rate environment). In addition, the Fund may sell a High-Yield Security if better opportunities exist in the equity markets.

OTHER STRATEGIES

The Fund may invest up to 15% of its net assets in illiquid securities (i.e., securities that cannot be readily sold) and may invest up to 10% of its total assets directly in foreign securities. The limit on foreign securities does not apply to ADRs or commercial paper and certificates of deposit issued by foreign banks.

The Fund may also invest up to 10% of its assets in exchange-traded funds ("ETFs"). ETFs are traded, like individuals stocks, on an exchange, but they represent baskets of securities that seek to track the performance of certain indices. The indices include not only broad-market indices but more specific indices as well, including those relating to particular sectors countries and regions. The Fund may invest in ETFs for short-term cash management purposes or as part of its overall investment strategy.

The Fund may also invest up to 10% of its assets in equity-linked securities (each, an "ELS") as part of its overall investment strategy. An ELS is a debt instrument whose value is based on the value of a single equity security, basket of equity securities or an index of equity securities (each, an "Underlying Equity"). An ELS typically provides interest income, thereby offering a yield advantage over investing directly in an Underlying Equity. However, the holder of an ELS may have limited or no benefit from any appreciation in the Underlying Equity, but is exposed to downside market risk. The Fund may purchase ELSs that trade on a securities exchange or those that trade on the over-the-counter markets, including securities offered and sold under Rule 144A of the Securities Act of 1933. The Fund may also purchase an ELS in a privately negotiated transaction with the issuer of the ELS (or its broker-dealer affiliate).

The Fund may, from time to time, take temporary defensive positions that are inconsistent with its principal strategies in seeking to minimize extreme volatility caused by adverse market, economic, political, or other conditions. This could prevent the Fund from achieving its objective.

The Fund's investment objective may be changed only with shareholder approval. The principal investment strategies may be changed without shareholder approval. Any changes to these strategies, however, must be approved by the Fund's Board of Directors.

There is no guarantee that the Fund will achieve its objective.

Principal Risks

A significant portion of the Fund's assets may be invested in common stocks. Stock prices fluctuate. Therefore, as with any fund that invests in stocks, the Fund's net asset value will fluctuate, especially in the short term. You may experience a decline in the value of your investment and you could lose money if you sell your shares at a price lower than you paid for them.

The Fund may not invest 25% or more of its total assets in securities of companies in any one industry. The Fund may, however, invest a substantial percentage of its assets in certain industries or economic sectors believed by the investment manager to offer good investment opportunities. If an industry or economic sector in which the Fund is invested falls out of favor, the Fund's performance may be negatively affected.

Stocks of large US companies, like those in which the Fund may invest, periodically experience periods of volatility. During these volatile periods, the value of large company stocks have periodically declined. To the extent large company stocks were to experience similar declines in the future, the Fund's performance (including its yield, net asset value and total return) would be adversely impacted.

The portion of the Fund's assets that are invested in fixed-income securities will be subject to interest rate risk and credit risk, as discussed below.

Changes in market interest rates will affect the value of the fixed-income securities held by the Fund. In general, the market value of fixed-income securities move in the opposite direction of interest rates: the market value decreases when interest rates rise, and are therefore subject to a greater degree of market price volatility. Changes in the value of the fixed-income securities held by the Fund may affect the Fund's net asset value. The extent to which the Fund is affected will depend on the percentage of the Fund's assets that is invested in fixed-income securities and the duration of the securities held.

A fixed-income security could deteriorate in quality to such an extent that its rating is downgraded or its market value declines relative to comparable securities. Credit risk also includes the risk that an issuer of a security would be unable to make interest and principal payments. To the extent the Fund holds securities that are downgraded, or default on payment, its performance could be negatively affected.

Fixed-income securities, like those in which the Fund invests, are traded principally by dealers in the over-the-counter market. The Fund's ability to sell securities it holds is dependent on the willingness and ability of market participants to provide bids that reflect current market levels. Adverse market conditions could result in a lack of liquidity by reducing the number of ready buyers.

With respect to the Fund's investments in securities of issuers that hold mortgage and asset backed securities and direct investments in securities backed by commercial and residential mortgage loans and other financial assets, the value and related income of these securities is sensitive to changes in economic conditions, including delinquencies and/or defaults. Shifts in the market's perception of credit quality on securities backed by commercial and residential mortgage loans and other financial assets may result in increased volatility of market price and periods of illiquidity that can negatively impact the valuation of certain issuers held by the Fund.

High-Yield Securities are subject to greater risk of loss of principal and income than higher-rated bonds and notes and are considered to be predominantly speculative with respect to the issuer's capacity to pay interest and repay principal.

In respect of the High-Yield Securities held by the Fund, an economic downturn could adversely impact issuers' ability to pay interest and repay principal and could result in issuers defaulting on such payments. The value of these holdings will be affected, like all fixed income securities, by market conditions relating to changes in prevailing interest rates. However, the value of High-Yield Securities is also affected by investors' perceptions. When economic conditions appear to be deteriorating, lower-rated or unrated corporate bonds and notes may decline in market value due to investors' heightened concerns and perceptions about credit quality.

The market for High-Yield Securities may be less active and less liquid than for higher-rated securities. Under adverse market or economic conditions, the secondary market for these securities could contract further, causing the Fund difficulties in valuing and selling its High-Yield Securities.

Although to a lesser extent than with non-convertible fixed-income securities, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stock.

During periods of falling interest rates issuers of an obligation held by the Fund may prepay or call securities with higher coupons or interest rates before their maturity dates. If this occurs, the Fund could lose potential price appreciation and could be forced to reinvest the unanticipated proceeds at lower interest rates, resulting in a decline in the Fund's income.

Capital appreciation bonds, including "zero-coupon" and "pay-in-kind" securities, may be subject to greater fluctuations in value because they tend to be more speculative than income-bearing securities. Fluctuations in the market prices of these securities owned by the Fund could result in corresponding fluctuations and volatility in the net asset value of the shares of the Fund.

If an issuer repays an obligation such as a mortgage-backed security held by the Fund more slowly than anticipated, the Fund's returns could be adversely impacted. This could occur if an underlying mortgage pool has unusual characteristics or because interest rates have remained too high to stimulate repayment. In either case, the value of the obligation will decrease and the Fund will be prevented from investing in higher yielding-securities.

Foreign securities, illiquid securities and derivatives (including options, rights and warrants) in the Fund's portfolio involve higher risk and may subject the Fund to higher price volatility. Investing in securities of foreign issuers involves risks not associated with US investments, including currency fluctuations, local withholding and other taxes, different financial reporting practices and regulatory standards, high costs of trading, and changes in political conditions. With respect to investments in securities of issuers located in emerging markets, investments may also be sub-ject to risks associated with expropriation, investment and repatriation restrictions, settlement and custody. Option transactions can involve a high degree of risk, including the possibility of a total loss of the amount invested or more. When options are purchased in the over-the-counter markets, there are additional risks, such as counterparty and liquidity risks.

The Fund will not invest in real estate directly, but only in securities issued by real estate companies. However, because of its investments in the securities of companies in the real estate industry, it is also subject to the risks associated with the direct ownership of real estate. These risks include declines in the value of real estate; risks related to general and local economic conditions; possible lack of availability of mortgage funds or other capital; overbuilding; lack of completion of developments or delays in completion; extended vacancies of properties; increased competition; increases in property taxes and operating expenses; changes in zoning laws or other government regulations; costs resulting from the clean-up of, and legal liability to third parties for damages resulting from, environmental problems; casualty or condemnation losses; limitations on, or unavailability of, insurance on favorable economic terms; limitations on rents; changes in neighborhood values and the appeal of properties to tenants; tenant bankruptcies and other credit problems; changes in valuation due to the impact of terrorist incidents on a particular property or area, or on a segment of the economy; uninsured damages, including those arising from floods, earthquakes or other natural disasters or from acts of war or terrorism; changes in interest rates; and legal, cultural or technological developments.

These risks, including the perception that these risks may materialize, could contribute to a decline in dividends received and paid by the Fund and a decline in the value of its investments and, consequently, its share price. To the extent the Fund's investments are concentrated in particular geographical regions or types of real estate companies, it may be subject to certain of these risks to a greater degree.

The above factors may also adversely affect a borrower's or a lessee's ability or willingness to meet its obligations to the REIT. In the event of a default by a borrower or lessee, the REIT may suffer losses, experience delays in enforcing its rights as a mortgagee or lessor and incur substantial costs associ-ated with protecting its investments.

Equity REITs (those REITs that invest a majority of their assets in real property and derive their income primarily from rents) may be affected by changes in the value of the underlying property owned by the trusts, while mortgage REITs (those REITs that invest a majority of their assets in real estate mortgages and derive their income primarily from interest payments) may be affected by the quality of any credit extended, interest rates and refinancings. Further, REITs are dependent upon management skills and generally may not be diversified. As a result, performance of any REIT holdings ultimately depends on the types of real property in which the REITs invest and how well the property is managed. REITs are also subject to heavy cash flow dependency. REITs could possibly fail to qualify for tax free pass-through of income under the Internal Revenue Code of 1986, as amended, or to maintain their exemptions from registration under the Investment Company Act of 1940, as amended.

REITs have ongoing operating fees and expenses, which may include management, advisory and administration fees or expenses. These fees and expenses are borne by REIT shareholders, including the Fund.

Because investors generally look to real estate companies for a stream of income, the prices of real estate company shares may be more sensitive to changes in interest rates than are other equity securities.

Even the larger REITs in the industry tend to be small to medium-sized companies in relation to the equity markets as a whole. Smaller company stocks, as a whole, may experience larger price fluctuations than large company stocks or other types of investments. During periods of investor uncertainty, investor sentiment may favor large, well-known companies over small, lesser-known companies. There may be less trading in a small company's stock, which means that buy and sell transactions in that stock could have a larger impact on the stock's price than is the case with larger company stocks.

The investment manager can at anytime allocate significantly more of the Fund's assets to either equity or fixed-income securities and, if either asset class that the Fund may be more heavily invested in falls out of favor, performance may be negatively affected.

If the Fund invests in ETFs, shareholders would bear not only the Fund's expenses (including operating expenses and management fees), but also similar expenses of the ETFs, and the Fund's return will therefore be lower. To the extent the Fund invests in ETFs, the Fund is exposed to the risks associated with the underlying investments of the ETFs and the Fund's performance may be negatively affected if the value of those underlying investments declines.

The Fund's investments in ELSs would subject it to the downside market risk associated with the Underlying Equity, and to additional risks not typically associated with investments in listed equity securities, such as liquidity risk, credit risk of the issuer, and concentration risk. The liquidity of unlisted ELSs is normally determined by the willingness of the issuer to make a market in the ELS. While the Fund will seek to purchase ELSs only from issuers that it believes to be willing to, and capable of, repurchasing the ELS at a reasonable price, there can be no assurance that the Fund will be able to sell any ELS at such a price or at all. This may impair the Fund's ability to enter into other transactions at a time when doing so might be advantageous. In addition, because ELSs are senior unsecured notes of the issuer, the Fund would be subject to the risk that the issuer may default on its obligations under the ELS, and the potential risk of being too concentrated in the securities (including ELSs) of that issuer.

The Fund may actively and frequently trade securities in its portfolio to carry out its principal strategies. A high portfolio turnover rate increases transaction costs which may increase the Fund's expenses. Frequent and active trading may cause adverse tax consequences for investors in the Fund due to an increase in short-term capital gains.

An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Website References

The website references in this Prospectus are inactive textual references and information contained in or otherwise accessible through these websites does not form a part of this Prospectus.

Portfolio Holdings

A description of the Fund's policies and procedures with respect to the disclosure of the Fund's portfolio securities is available in the Fund's Statement of Additional Information.

Past Performance

The performance information on the following page provides some indication of the risks of investing in the Fund by showing how the performance of Class I shares has varied from year to year, as well as how the performance compares to four measures of performance (one of which is a blended index created by the investment manager), as further described below.

The following performance information is designed to assist you in comparing the returns of the Fund with the returns of other mutual funds. How the Fund has performed in the past (before and after taxes), however, is not necessarily an indication of how the Fund will perform in the future.

Both the bar chart and table on the following page assume that all dividends and capital gain distributions, if any, were reinvested. Class I shares are not subject to any sales charges. For the fiscal years ended December 31, 2007 and 2006, J. & W. Seligman & Co. Incorporated ("Seligman"), the Fund's investment manager, at its discretion, reimbursed certain expenses of the Fund's Class I shares. Absent such reimbursements, returns that include these periods would have been lower.

After-tax returns are calculated using the highest historical individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts (IRAs). The returns after taxes on distributions and sale of Fund shares may be greater than other returns presented for the same periods due to tax benefits from losses realized on the sale of Fund shares.
CLASS I ANNUAL TOTAL RETURNS - CALENDAR YEARS

                                    [CHART]

              Best quarter return: 7.06% - quarter ended 9/30/06.

            Worst quarter return: (8.38)% - quarter ended 12/31/07.

CLASS I AVERAGE ANNUAL TOTAL RETURNS - PERIODS ENDED 12/31/07

                                                                        SINCE
                                                               ONE    INCEPTION
                                                               YEAR    4/30/03
 ------------------------------------------------------------------------------
 CLASS I
 ------------------------------------------------------------------------------
 Return before taxes                                          (2.48)%    7.38%
 ------------------------------------------------------------------------------
 Return after taxes on distributions                          (3.74)     6.68
 ------------------------------------------------------------------------------
 Return after taxes on distributions and sale of Fund shares  (1.09)     6.09
 ------------------------------------------------------------------------------
 S&P 500 INDEX*                                                5.50     12.63
 ------------------------------------------------------------------------------
 LEHMAN BROTHERS U.S. GOVERNMENT/CREDIT INDEX*                 7.23      4.16
 ------------------------------------------------------------------------------
 BLENDED INDEX*                                                6.19     10.03
 ------------------------------------------------------------------------------
 LIPPER MIXED-ASSET TARGET ALLOCATION GROWTH FUNDS AVERAGE*    6.42     10.73
 ------------------------------------------------------------------------------

-------------
* The Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index"), the Lehman Brothers U.S. Government/Credit Index ("Lehman Index"), the Blended Index and the Lipper Mixed-Asset Target Allocation Growth Funds Average are unmanaged benchmarks that assume the reinvestment of all distributions, if any. The Lipper Mixed-Asset Target Allocation Growth Funds Average does not reflect any fees, sales charges or taxes, and the S&P 500 Index, the Lehman Index and the Blended Index do not reflect any expenses, fees, sales charges or taxes. The S&P 500 Index measures the performance of 500 of the largest US companies based on market capitalization. The Lehman Index is comprised of all bonds that are investment grade (rated Baa or higher by Moody's or BBB or higher by S&P, if unrated by Moody's) with at least one year to maturity. The Blended Index is an index created by Seligman. The Blended Index is comprised of a 60% weighting in the S&P 500 Index and a 40% weighting in the Lehman Index. The Lipper Average measures the performance of funds, that by portfolio practice, maintain a mix of between 60%-80% equity securities, with the remainder invested in bonds, cash and cash equivalents. Investors cannot invest directly in an average or an index.

Fees and Expenses

The table below summarizes the fees and expenses that you may pay as a shareholder of the Fund. Annual fund operating expenses are deducted from Fund assets and are therefore paid indirectly by you and other shareholders of the Fund.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)
-----------------------------------------------------------------------------------
Maximum Sales Charge (Load) on Purchases                                      none
-----------------------------------------------------------------------------------
  Maximum Contingent Deferred Sales Charge (Load) (CDSC) on Redemptions       none
-----------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)
-----------------------------------------------------------------------------------
(as a percentage of average net assets)
-----------------------------------------------------------------------------------
Management Fees                                                               0.60%
-----------------------------------------------------------------------------------
Distribution and/or Service (12b-1) Fees                                      none
-----------------------------------------------------------------------------------
Other Expenses                                                                1.24%
-----------------------------------------------------------------------------------
Total Annual Fund Operating Expenses                                          1.84%
-----------------------------------------------------------------------------------

EXAMPLE

This example is intended to help you compare the costs of investing in the Fund with the costs of investing in other mutual funds. It assumes (1) you invest $10,000 in the Fund for each period and then sell all of your shares at the end of that period, (2) your investment has a 5% return each year, and (3) the Fund's total annual operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                             1 YEAR 3 YEARS 5 YEARS 10 YEARS
                    ----------------------------------------
                    Class I   $187   $579    $995    $2,159
                    ----------------------------------------


MANAGEMENT FEES:
Fees paid out of Fund assets to the investment manager to compensate it for managing the Fund.

OTHER EXPENSES:
Miscellaneous expenses of running the Fund, including such things as transfer agency, registration, custody, auditing and legal fees.

Management

The Fund's Board of Directors provides broad supervision over the affairs of the Fund.

J. & W. Seligman & Co. Incorporated (Seligman), 100 Park Avenue, New York, New York 10017, is the investment manager of the Fund. Seligman manages the investment of the Fund's assets, including making purchases and sales of portfolio securities consistent with the Fund's investment objective and strategies, and administers the Fund's business and other affairs.

Established in 1864, Seligman currently serves as manager to 22 US registered investment companies, which offer 59 investment portfolios with approximately $10.1 billion in assets as of March 31, 2008. Seligman also provides investment management or advice to institutional or other accounts having an aggregate value at March 31, 2008 of approximately $7.8 billion.

The Fund pays Seligman a management fee for its services. The management fee rate declines as the Fund's net assets increase. It is equal to an annual rate of 0.60% of the Fund's average daily net assets on the first $1 billion of net assets, 0.55% of the Fund's average daily net assets on the next $1 billion of net assets and 0.50% of the Fund's average daily net assets in excess of $2 billion. For the year ended December 31, 2007, the management fee paid by the Fund to Seligman was equal to 0.60% of the Fund's average daily net assets.

A discussion regarding the basis for the Fund's Board of Directors' approval of the continuance of the investment management agreement between the Fund and Seligman is available in the Fund's Annual Report, dated December 31, 2007.

PORTFOLIO MANAGEMENT

The Fund is managed by Seligman's Core/Growth Investment Team co-headed by
John B. Cunningham and Erik J. Voss, Seligman's Investment Grade Team headed by Francis L. Mustaro, and Seligman's High-Yield Team headed by J. Eric Misenheimer.

Mr. Cunningham, a Managing Director and Chief Investment Officer of Seligman, is Vice President and Portfolio Manager of the Fund. He is also Vice President and Portfolio Manager of Seligman Common Stock Fund, Inc. and Tri-Continental Corporation (a closed-end investment company), Vice President and Co-Portfolio Manager of Seligman TargetHorizon ETF Portfolios, Inc. and Vice President of Seligman Portfolios, Inc. ("SPI") and Portfolio Manager of its Seligman Common Stock Portfolio. Prior to joining Seligman in 2004, Mr. Cunningham was, beginning in 2001, a Managing Director, Senior Portfolio Manager of Salomon Brothers Asset Management ("SBAM") and Group Head of SBAM's Equity Team.


AFFILIATES OF SELIGMAN:
Seligman Advisors, Inc. ("Seligman Advisors"):
The Fund's distributor; responsible for accepting orders for purchases and sales of Fund shares.

Seligman Services, Inc.:
A limited purpose broker/dealer; acts as the broker/dealer of record for shareholder accounts that do not have a designated broker or financial advisor.

Seligman Data Corp. ("SDC"):
The Fund's shareholder service agent; provides shareholder account services to the Fund at cost.

Mr. Voss, a Managing Director of Seligman, is Vice President and Co-Portfolio Manager of the Fund. In addition to his responsibilities in respect of the Fund, Mr. Voss is Vice President and Portfolio Manager of Seligman Capital Fund, Inc. and Seligman Growth Fund, Inc., Vice President of SPI and Portfolio Manager of its Seligman Capital Portfolio and Co-Portfolio Manager of Seligman Common Stock Portfolio, Vice President and Co-Portfolio Manager of Seligman Common Stock Fund, Inc. and Tri-Continental

Corporation, and portfolio manager of one other registered investment company. Prior to joining Seligman in 2006, Mr. Voss was a portfolio manager at Wells Capital Management Incorporated from January 2005 through March 2006, and prior thereto, Strong Capital Management, Inc. from October 2000 through January 2005.

Mr. Mustaro, a Managing Director of Seligman, is Vice President and Co-Portfolio Manager of the Fund. In addition to his responsibilities in respect of the Fund, Mr. Mustaro is Vice President and Portfolio Manager of Seligman Cash Management Fund, Inc. and Seligman Core Fixed Income Fund, Inc., Vice President of Seligman High Income Fund Series and Portfolio Manager of its Seligman U. S. Government Securities Fund, and Vice President of Seligman Portfolios, Inc. and Portfolio Manager of each of its Seligman Cash Management Portfolio and Seligman Investment Grade Fixed Income Portfolio. Mr. Mustaro joined Seligman in April 2006. Prior to joining Seligman, Mr. Mustaro was a Senior Portfolio Manager, Core Fixed Income Group of Citigroup Asset Management ("CAM") since 1995, a Managing Director of CAM since 2004 and, prior to then, a Director of CAM since 2000.

Mr. Misenheimer, a Managing Director of Seligman, is Vice President and C0-Portfolio Manager of the Fund. Mr. Misenheimer is also Vice President and Co-Portfolio Manager of Seligman Core Fixed Income Fund, Inc. and Vice President of Seligman High Income Fund Series and Portfolio Manager of its Seligman High-Yield Fund. Before joining Seligman in 2005, he was Senior Vice President, Director of Taxable High Yield Fixed Income Investing for Northern Trust Global Investments and was, since July 1999, the management team leader for the Northern High Yield Fixed Income Fund.

Paul A. Langlois, a Senior Vice President, Investment Officer of Seligman, is a member of Seligman's High-Yield Team. Mr. Langlois is Vice President of Seligman High Income Fund Series and Co-Portfolio Manager of its High Yield Fund. Mr. Langlois joined Seligman in March of 2002. Prior to then,
Mr. Langlois was an analyst with Triton Partners since October 2000.
Mr. Langlois provides assistance to Mr. Misenheimer through his research and contributions to the investment decisions primarily in the consumer, paper/packaging and transportation sectors, among other sectors.

Henry P. Rose, a Senior Vice President, Investment Officer of Seligman, is a member of Seligman's High-Yield Team. Mr. Rose is Vice President of Seligman High Income Fund Series and Co-Portfolio Manager of its High Yield Fund.
Mr. Rose joined Seligman in May 2005. Prior to then, he was a Senior Credit Analyst with Northern Trust Global Investments from 2000 to 2005 where he concentrated on high-yield securities. Mr. Rose provides assistance to Mr. Misenheimer through his research and contributions to the investment decisions primarily in the media, metals/mining and utility sectors, among other sectors.

Mr. Cunningham is the lead portfolio manager and primarily responsible for the composition of the equity securities portion of the Fund's portfolio, including investments in REITs and preferred stocks. Mr. Voss provides advice, analysis and recommendations to Mr. Cunningham and may also make investment decisions for the Fund's equity portfolio. Mr. Mustaro generally makes the investment decisions with respect to investment grade fixed-income securities. Mr. Misenheimer is responsible for investing in high-yield securities. Mr. Cunningham, in consultation with Messrs. Voss, Mustaro and Misenheimer, determines the allocation among the available asset classes.

The Fund's Statement of Additional Information provides additional information about the compensation of the individuals named above (the "Portfolio Managers"), other accounts managed by the Portfolio Managers and the Portfolio Managers' ownership of securities of the Fund.

REGULATORY MATTERS

In late 2003, J. & W. Seligman & Co. Incorporated (Seligman) conducted an extensive internal review concerning mutual fund trading practices. Seligman's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies managed by Seligman (the "Seligman Funds"); this arrangement was in the process of being closed down by Seligman before September 2003. Seligman identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, Seligman, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. Seligman also provided information concerning mutual fund trading practices to the Securities and Exchange Commission (the "SEC") and the Office of the Attorney General of the State of New York ("NYAG").

In September 2005, the New York staff of the SEC indicated that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against Seligman and Seligman Advisors relating to frequent trading in the Seligman Funds. Seligman responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that Seligman had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds.

In September 2006, the NYAG commenced a civil action in New York State Supreme Court against Seligman, Seligman Advisors, SDC and Brian T. Zino (collectively, the "Seligman Parties"), alleging, in substance, that, in addition to the four arrangements noted above, the Seligman Parties permitted other persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies managed by Seligman is and has been misleading. The NYAG included other related claims and also claimed that the fees charged by Seligman to the Seligman Funds were excessive. The NYAG is seeking damages of at least $80 million and restitution, disgorgement, penalties and costs and injunctive relief. The Seligman Parties answered the complaint in December 2006 and believe that the claims are without merit.

Any resolution of these matters may include the relief noted above or other sanctions or changes in procedures. Any damages would be paid by Seligman and not by the Seligman Funds. If the NYAG obtains injunctive relief, Seligman and its affiliates could, in the absence of the SEC in its discretion granting exemptive relief, be enjoined from providing advisory and underwriting services to the Seligman Funds and other registered investment companies.

Seligman does not believe that the foregoing legal action or other possible actions will have a material adverse impact on Seligman or its clients, including the Seligman Funds and other investment companies managed by it; however, there can be no assurance of this or that these matters and any related publicity will not affect demand for shares of the Seligman Funds and such other investment companies or have other adverse consequences.

Shareholder Information

After the close of business on May 16, 2008, the Fund will offer five classes of shares. Only Class I shares are offered by this Prospectus. The Fund's Board of Directors believes that no conflict of interest currently exists among the Fund's Classes of shares. On an ongoing basis, the Directors, in the exercise of their fiduciary duties under the Investment Company Act of 1940 and applicable state law, will seek to ensure that no such conflict arises.

Seligman (as well as the Fund's distributor) may provide cash payments out of its own resources to financial intermediaries that sell shares of the Fund or otherwise provide services to the Fund. For more details regarding such payments, please consult the Fund's Statement of Additional Information.

Pricing of Fund Shares

When you buy or sell shares, you do so at the Class's net asset value ("NAV") next calculated after Seligman Advisors or SDC, as the case may be, accepts your request. However, in some cases, the Fund has authorized certain financial intermediaries (and other persons designated by such financial intermediaries) to receive purchase and redemption orders on behalf of the Fund. In such instances, customer orders will be priced at the Class's NAV next calculated after the authorized financial intermediary (or other persons designated by such financial intermediary) receives the request. However, Seligman Advisors may reject any request to purchase shares under the circumstances discussed later in this Prospectus under the captions "Important Policies That May Affect Your Account" and "Frequent Trading of Fund Shares." Authorized financial intermediaries or their designees are responsible for forwarding your order in a timely manner.

  NAV: Computed separately for each Class by dividing that Class's share of the net assets of the Fund (i.e., its assets less liabilities) by the total number of outstanding shares of the Class.

If your buy or sell order is received by an authorized financial intermediary or its designee after the close of regular trading on the New York Stock Exchange ("NYSE"), the order will be executed at the Class's NAV calculated as of the close of regular trading on the next NYSE trading day. When you sell shares, you receive the Class's per share NAV.

The NAV of the Fund's shares is determined each day, Monday through Friday, on days that the NYSE is open for trading.

Securities owned by the Fund are valued at current market prices. If Seligman concludes that the most recently reported (or closing) price of a security held by the Fund is no longer valid or reliable, or such price is otherwise unavailable, Seligman will value the security at its fair value as determined in accordance with policies and procedures approved by the Fund's Board of Directors. The value of a security held by the Fund could be so determined in the event of, among other things, natural disasters, acts of terrorism, market disruptions, intra-day trading halts or extreme market volatility. The determination of fair value involves subjective judgments. As a result, using fair value to price a security may result in a price materially different from the prices used by other mutual funds to determine net asset value or the price that may be realized upon the actual sale of the security.

How to Buy Fund Shares

Class I shares are not subject to any initial or contingent deferred sales charges or distribution expenses. This Class, however, is only offered to certain types of investors. Class I shares may be purchased only by (i) a "qualified tuition program" (within the meaning of Section 529 of the Internal

Revenue Code) approved by Seligman Advisors, (ii) certain qualified employee benefit plans offered to employees of Seligman and its affiliates and SDC,
(iii) any qualified or non-qualified employee benefit plan or arrangement ("Benefit Plan") with over $200 million in assets that is approved by Seligman Advisors, (iv) with respect to a specific Seligman fund in the Seligman Group of Funds, any Benefit Plan or other investor that makes an initial investment of $3,000,000 or more in Class I shares of that Seligman fund, and (v) any Benefit Plan with at least $25 million in assets purchasing Class I shares through a financial intermediary that has been authorized by Seligman Advisors to offer Class I shares pursuant to a written agreement. Each eligible investor is required to have a single account and trade electronically with SDC either through the electronic trading platform operated by the National Securities Clearing Corporation (NSCC) or other electronic means acceptable to SDC. Benefit Plans that have the same sponsor (or sponsors affiliated with one another) ("Affiliated Benefit Plans") may aggregate their investments for determining eligibility to invest in Class I shares. However, any Benefit Plan not otherwise eligible on its own to invest in Class I shares must place orders for shares of a Seligman fund through a single account maintained for the benefit of its Affiliated Benefit Plans.

To make your initial investment in the Fund, an account must be established with SDC.

How to Exchange Shares Among the Seligman Mutual Funds

You may sell Fund shares to buy shares of the same class of another Seligman mutual fund, or you may sell shares of another Seligman mutual fund to buy Fund shares. Class I shares may not be offered by every Seligman mutual fund. Please consult the relevant fund's current prospectus to determine if it offers Class I shares. Exchanges will be made at each fund's respective NAV. Exchanges generally must be requested in writing and received by Seligman Advisors or SDC by 4:00 p.m. Eastern time to receive that day's NAV.

How to Sell Shares

Shares of the Fund can be redeemed in the same manner that shares can be purchased, as described under the heading "How to Buy Fund Shares." SDC will send proceeds from a sale by means agreed on between each institutional shareholder and SDC. Sales handled by an authorized dealer or financial advisor generally must follow the same procedure. The Fund does not charge any fees or expenses for a sale handled by an authorized dealer or financial advisor, but the dealer or financial advisor may charge a service fee. SDC may require additional documents to sell Fund shares. Under unusual circumstances, the Fund may suspend redemptions, or postpone payment for more than seven days, as permitted by federal securities law.

Important Policies That May Affect Your Account

To protect you and other shareholders, the Fund reserves the right to:

..  Refuse any request to buy Fund shares;

..  Reject any request received by telephone;

.. Close your account if it does not have a certified taxpayer identification number (this is your social security number for individuals);

.. Request additional information or close your account to the extent required or permitted by applicable law or regulations, including those relating to the prevention of money laundering; and

.. Close your account if your account remains below $250,000 for a period of at least six months.

Frequent Trading of Fund Shares

As a matter of policy, the Fund discourages frequent trading of Fund shares. In this regard, the Fund's Board of Directors has adopted written policies and procedures that, subject to the limitations set forth below, are designed to deter frequent trading that may be disruptive to the management of the Fund's portfolio. If the Fund, Seligman Advisors (the Fund's distributor), or SDC, (the Fund's shareholder service agent) (referred to collectively below as the "Seligman Entities") determine that you have exchanged more than twice to and from the Fund in any three-month period, you will not be permitted to engage in further exchange activity in the Fund for 90 days. The Seligman Entities may under certain circumstances also refuse initial or additional purchases of Fund shares by any person for any reason, including if that person is believed to be engaging, or suspected of engaging, in trading of fund shares in excess of the guidelines noted above (excluding purchases via a direct deposit through an automatic payroll deduction program or purchases by the funds of Seligman Asset Allocation Series, Inc. in the ordinary course of implementing their asset allocation strategies). In addition, the Seligman Entities may under certain circumstances refuse to accept exchange requests for accounts of any person that has had a previous pattern (even if involving a different fund in the Seligman Group) of trading in excess of the guidelines noted above. Furthermore, if you purchase shares of the Fund through a financial intermediary, your ability to purchase or exchange shares of the Fund could be limited if your account is associated with a person (e.g., broker or financial advisor) previously identified by the Seligman Entities as engaging in trading activity in excess of the guidelines noted above. The Fund's policies do not permit exceptions to be granted, and the policies are, to the extent possible, applied uniformly to all accounts where beneficial ownership has been ascertained.

Shareholders and their financial intermediaries seeking to engage in excessive trading practices may deploy a variety of strategies to avoid detection, and, despite the efforts of the Seligman Entities to prevent excessive trading, there is no guarantee that the Seligman Entities will be able to identify such shareholders or curtail their trading practices. The ability of the Seligman Entities to detect and curtail excessive trading practices may also be limited by operational systems and technological limitations and hindered by financial intermediaries purpose-fully or unwittingly facilitating these practices. In addition, the Fund receives purchase, exchange and redemption orders through financial intermediaries, some of whom hold shares through omnibus accounts, and the Seligman Entities will not, under most circumstances, know of or be able to reasonably detect excessive trading which may occur through these financial intermediaries. Omnibus account arrangements and their equivalents (e.g., bank trust accounts and retirement plans) are a common form of holding shares of funds by many brokers, banks and retirement plan administrators. These arrangements often permit the financial intermediary to aggregate many client transactions and ownership positions and provide the Fund with combined purchase and redemption orders. In these circumstances, the Seligman Entities may not know the identity of particular shareholders or beneficial owners or whether particular purchase or sale orders were placed by the same shareholder or beneficial owner. A substantial percentage of shares of the Fund may be held through omnibus accounts and their equivalents.

To the extent that the efforts of the Seligman Entities are unable to eliminate excessive trading practices in the Fund, these practices may interfere with the efficient management of the Fund's portfolio, hinder the Fund's ability to pursue its investment objective and may reduce the returns of long-term shareholders. Additionally, these practices may result in the Fund engaging in certain activities to a greater extent than it otherwise would, such as maintaining higher cash balances, using its line of credit to a greater extent and engaging in additional portfolio transactions. Increased portfolio transactions and use of the line of credit could correspondingly increase the Fund's operating costs and decrease the Fund's investment performance. Maintenance of a higher level of cash balances necessary to meet frequent redemptions could likewise result in lower Fund investment performance during periods of rising markets.

Dividends and Capital Gain Distributions

The Fund generally pays any dividends from its net investment income quarterly and distributes any net capital gains realized on investments annually. The Fund has a net capital loss carryforward that is available for offset against future taxable net capital gains expiring in 2010. Accordingly, no capital gains distributions are expected to be paid to shareholders until net capital gains have been realized in excess of the available capital loss carryforward.

Institutional shareholders such as tax-deferred retirement plans and qualified tuition programs generally will have dividend and capital gain distributions, if any, reinvested in additional Fund shares. Other institutional shareholders may elect to:

(1)reinvest both dividends and capital gain distributions;

(2)receive dividends in cash and reinvest capital gain distributions; or

(3)receive both dividends and capital gain distributions in cash.

  DIVIDEND:
  A payment by a mutual fund, usually derived from a fund's net investment income (dividends and interest earned on portfolio securities less expenses).

  CAPITAL GAIN DISTRIBUTION:
  A payment to mutual fund shareholders which represents profits realized on the sale of securities in a fund's portfolio.

  EX-DIVIDEND DATE:
  The day on which any declared distributions (dividends or capital gains) are deducted from a fund's assets before it calculates its NAV.

If you want to change your election, you may send written instructions to SDC at P.O. Box 9759, Providence, RI 02940-9759, or, an authorized dealer or financial advisor may call SDC. Your request must be received by SDC before the record date to be effective for that dividend or capital gain distribution.

Dividends or capital gain distributions that are not reinvested will be sent by means agreed on between SDC and each shareholder. Such distributions can be sent by check or by wire transfer, or if you have current ACH bank information on file, directly deposited into a predesignated bank account, typically within 2 business days from the payable date.

Dividends and capital gain distributions are reinvested to buy additional Fund shares on the payable date using the NAV of the ex-dividend date.

Taxes

The tax treatment of dividends and capital gain distributions is the same whether you take them in cash or reinvest them to buy additional Fund shares. Dividends paid by the Fund, other than "qualified dividend income," are taxable to you as ordinary income. Tax-deferred retirement plans and qualified tuition programs are not taxed currently on dividends or capital gain distributions or on gains resulting from the sale or exchange of Fund shares.

You may be taxed at different rates on capital gains distributed by the Fund depending on the length of time the Fund holds its assets.

When you sell Fund shares, any gain or loss you realize will generally be treated as a long-term capital gain or loss if you held your shares for more than one year, or as a short-term capital gain or loss if you held your shares for one year or less. However, if you sell Fund shares on which a long-term capital gain distribution has been received and you held the shares for six months or less, any loss you realize will be treated as a long-term capital loss to the extent that it offsets the long-term capital gain distribution.

An exchange of Fund shares is a sale and may result in a gain or loss for federal income tax purposes.

Each January, you will be sent information on the tax status of any distributions made during the previous calendar year. Because each shareholder's situation is unique, you should always consult your tax advisor concerning the effect income taxes may have on your individual investment.

For further information, please see the Fund's Statement of Additional Information under the section entitled "Taxation of the Fund."

The Seligman Mutual Funds

EQUITY
--------------------------------------------------------------------------------

SPECIALTY
--------------------------------------------------------------------------------

Seligman Communications and Information Fund+
Seeks capital appreciation by investing in companies operating in the communications, information and related industries.

Seligman Emerging Markets Fund+
Seeks long-term capital appreciation by investing primarily in equity securities of companies in emerging markets.

Seligman Global Technology Fund
Seeks long-term capital appreciation by investing primarily in global securities (US and non-US) of companies in the technology and technology-related industries.

SMALL COMPANY
--------------------------------------------------------------------------------

Seligman Frontier Fund+
Seeks growth of capital by investing primarily in small company growth stocks.

Seligman Global Smaller Companies Fund+
Seeks long-term capital appreciation by investing in securities of smaller companies around the world, including the US.

Seligman Smaller-Cap Value Fund+
Seeks long-term capital appreciation by investing in common stocks of smaller companies, deemed to be "value" companies by the investment manager.

MEDIUM COMPANY
--------------------------------------------------------------------------------

Seligman Capital Fund+
Seeks capital appreciation by investing in the common stocks of medium-sized companies.

LARGE COMPANY
--------------------------------------------------------------------------------

Seligman Common Stock Fund+
Seeks total return through a combination of capital appreciation and current income.

Seligman Global Growth Fund+
Seeks capital appreciation by investing primarily in equity securities of companies that have the potential to benefit from global economic or social trends.

Seligman Growth Fund+
Seeks long-term capital appreciation.

Seligman International Growth Fund+
Seeks long-term capital appreciation by generally investing in securities of large- and mid-capitalization growth companies in the international markets.

Seligman Large-Cap Value Fund+
Seeks long-term capital appreciation by investing in common stocks of large companies, deemed to be "value" companies by the investment manager.

BALANCED
--------------------------------------------------------------------------------

Seligman Income and Growth Fund+
Seeks total return through a combination of capital appreciation and income consistent with what is believed to be a prudent allocation between equity and fixed-income securities.

-------------
+ Offers Class I Shares.

REAL ESTATE SECURITIES
--------------------------------------------------------------------------------

Seligman LaSalle Global Real Estate Fund+
Seeks total return through a combination of current income and long-term capital appreciation by investing in equity and equity-related securities issued by global real estate companies, such as US real estate investment trusts (REITs) and similar entities outside the US.

Seligman LaSalle Monthly Dividend Real Estate Fund+
Seeks to provide a high level of current income with capital appreciation as a secondary objective by investing in equity and equity-related securities issued by real estate companies, such as real estate investment trusts (REITs).

FIXED-INCOME
--------------------------------------------------------------------------------

INCOME
--------------------------------------------------------------------------------

Seligman High-Yield Fund+
Seeks a high level of current income and may also consider the potential for capital appreciation consistent with prudent investment management. The Fund invests primarily in non-investment grade, high-yield securities.

Seligman Core Fixed Income Fund+
Seeks to produce a high level of current income consistent with prudent exposure to risk. Capital appreciation is a secondary objective. The Fund invests a significant portion of its assets in investment grade fixed-income securities.

Seligman U.S. Government Securities Fund
Seeks a high level of current income consistent with prudent investment risk primarily by investing in a diversified portfolio of securities issued or guaranteed by the US government, its agencies or instrumentalities, or government sponsored enterprises.

MUNICIPAL
--------------------------------------------------------------------------------

Seligman Municipal Funds:

National Fund
Seeks maximum income, exempt from regular federal income taxes.

State-specific funds:*
Seek to maximize income exempt from regular federal income taxes and from regular income taxes in the designated state.

California                 Louisiana                  New Jersey
.. High-Yield               Maryland                   New York
.. Quality                  Massachusetts              North Carolina
Colorado                   Michigan                   Ohio
Florida                    Minnesota                  Oregon
Georgia                    Missouri                   Pennsylvania
                                                      South Carolina

* A small portion of income may be subject to state and local taxes.

MONEY MARKET
--------------------------------------------------------------------------------

Seligman Cash Management Fund+
Seeks to preserve capital and to maximize liquidity and current income, by investing only in high-quality money market securities. The Fund seeks to maintain a constant net asset value of $1.00 per share.

ASSET ALLOCATION
--------------------------------------------------------------------------------
SELIGMAN ASSET ALLOCATION SERIES, INC. offers four different asset allocation funds that pursue their investment objectives by allocating their assets among other mutual funds in the Seligman Group.

Seligman Asset Allocation Aggressive Growth Fund
Seeks long-term capital appreciation by creating a portfolio of mutual funds that invests in aggressive growth-oriented domestic and international equity securities weighted toward small- and medium-capitalization companies.

Seligman Asset Allocation Growth Fund
Seeks long-term capital appreciation by creating a portfolio of mutual funds that invests in growth-oriented domestic and international equity securities, with a more even weighting among small-, medium- and large-capitalization companies than Seligman Asset Allocation Aggressive Growth Fund.

Seligman Asset Allocation Moderate Growth Fund
Seeks capital appreciation by creating a portfolio of mutual funds that invests in small-, medium- and large-capitalization domestic and international equity securities as well as real estate securities and domestic fixed-income securities.

Seligman Asset Allocation Balanced Fund
Seeks capital appreciation and preservation of capital with current income and growth of income by creating a portfolio of mutual funds that invests in medium- and large-capitalization and dividend producing domestic and international equity securities supplemented by a larger allocation to real estate securities as well as domestic fixed-income securities, cash and cash equivalents than Seligman Asset Allocation Moderate Growth Fund.

SELIGMAN TARGETHorizon ETF PORTFOLIOS, INC. offers five asset-allocation mutual funds that seek to achieve their respective investment objectives by allocating their assets among exchange-traded funds (ETFs).

Seligman TargETFund 2045+
Seeks capital appreciation until migration, and thereafter capital appreciation consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as the year 2045 approaches.

Seligman TargETFund 2035+
Seeks capital appreciation until migration, and thereafter capital appreciation consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as the year 2035 approaches.

Seligman TargETFund 2025+
Seeks capital appreciation consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as the year 2025 approaches.

Seligman TargETFund 2015+
Seeks capital appreciation and current income consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as the year 2015 approaches.

Seligman TargETFund Core+
Seeks capital appreciation and preservation of capital with current income.

Financial Highlights

The table below is intended to help you understand the financial performance of the Fund's Class I shares for the periods presented. Certain information reflects financial results for a single share of Class I shares held throughout the periods shown. Per share amounts are calculated based on average shares outstanding during the period. "Total return" shows the rate that you would have earned (or lost) on an investment in the Fund, assuming you reinvested all your dividends and capital gain distributions, if any. Total returns do not reflect any transaction costs on your investment or taxes. If such costs or taxes were included, the returns presented below would have been lower. Deloitte & Touche LLP, Independent Registered Public Accounting Firm, has audited this information. Their report, along with the Fund's financial statements, is included in the Fund's Annual Report, which is available upon request.

CLASS I
-------------------------------------------------------------------------------------------------------
                                                                  YEAR ENDED DECEMBER 31,     4/30/03*
                                                               ------------------------------    TO
                                                                2007    2006    2005     2004 12/31/03
----------------------------------------------------------------------------------------------
PER SHARE DATA:
-------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                            $14.24  $12.73  $12.74 $11.94  $10.71
-------------------------------------------------------------------------------------------------------
Income from investment operations:
  Net investment income                                           0.72    0.48    0.16   0.17    0.11
-------------------------------------------------------------------------------------------------------
  Net realized and unrealized gain (loss) on investments and
   options written                                              (1.04)    1.51  (0.01)   0.81    1.24
-------------------------------------------------------------------------------------------------------
Total from investment operations                                (0.32)    1.99    0.15   0.98    1.35
-------------------------------------------------------------------------------------------------------
Less distributions:
  Dividends from net investment income                          (0.72)  (0.48)  (0.16) (0.17)  (0.11)
-------------------------------------------------------------------------------------------------------
  Dividends in excess of net investment income                      --      --      -- (0.01)  (0.01)
-------------------------------------------------------------------------------------------------------
Total distributions                                             (0.72)  (0.48)  (0.16) (0.18)  (0.12)
-------------------------------------------------------------------------------------------------------
Net asset value, end of period                                  $13.20  $14.24  $12.73 $12.74  $11.94
-------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                   (2.48)%  15.88%   1.16%  8.30%  12.65%
-------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
-------------------------------------------------------------------------------------------------------
Net assets, end of period (000s omitted)                          $983    $874    $759   $942    $864
-------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                          1.45%   1.49%   1.40%  1.27%   1.15%+
-------------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets             5.01%   3.62%   1.28%  1.41%   1.42%+
-------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                        185.42% 357.62% 219.11% 92.74% 238.07%++
-------------------------------------------------------------------------------------------------------
Without expense reimbursement+++
-------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                          1.84%   1.71%
-------------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets             4.62%   3.40%
-------------------------------------------------------------------------------------------------------

-------------
* Commencement of offering of shares.
+ Annualized.
++ Computed at the Fund level for the year ended December 31, 2003.
+++ Seligman, at its discretion, reimbursed certain expenses for Class I shares.

How to Contact Us


The Fund

                Write  Corporate Communications/Investor Relations Department
                       J. & W. Seligman & Co. Incorporated
                       100 Park Avenue
                       New York, NY 10017

                Phone  Toll-free in the US (800) 221-7844
                       Outside the US (212) 850-1864

Account Services

                Write  Shareholder Service Agent/Seligman Group of Funds
                       Seligman Data Corp.

      For investments  P.O. Box 9766
      into an account  Providence, RI 02940-9766

   For non-investment  P.O. Box 9759
            inquiries  Providence, RI 02940-9759

For matters requiring  101 Sabin St.
   overnight delivery  Pawtucket, RI 02860

                Phone  Non-Retirement Accounts
                       Toll-free in the US (800) 221-2450
                       Outside the US (212) 682-7600

                       Retirement Plan Services
                       Toll-free (800) 445-1777


24-hour automated telephone access is available by calling (800) 622-4597 on a touchtone telephone.
  You will have instant access to price, yield, account balance, most recent transaction, and other information.

                            SELIGMAN ADVISORS, INC.
                                an affiliate of
[LOGO] J&WS
                            J. & W. SELIGMAN & CO.
                                 INCORPORATED

                               ESTABLISHED 1864
                      100 Park Avenue, New York, NY 10017

For More Information

The information below is available, without charge, upon request by calling toll-free (800) 221-2450 in the US or (212) 682-7600 outside the US. You may also call these numbers to request other information about the Fund or to make shareholder inquiries.

The Statement of Additional Information (SAI) contains additional information about the Fund. It is on file with the Securities and Exchange Commission, or SEC, and is incorporated by reference into (is legally part of) this Prospectus.

Annual/Semi-Annual Reports contain additional information about the Fund's investments. In the Fund's Annual Report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. The Fund's SAI and most recent Annual/Semi-Annual Reports are also available, free of charge, at www.seligman.com.

This Prospectus is intended for use in connection with certain tax-deferred investment programs and other investors.

Information about the Fund, including the Prospectus and SAI, can be viewed and copied at the SEC's Public Reference Room in Washington, DC. For information about the operation of the Public Reference Room, call (202) 551-8090. The Prospectus, SAI, Annual/Semi-Annual reports and other information about the Fund are also available on the EDGAR Database on the SEC's Internet site: www.sec.gov.

Copies of this information may also be obtained, upon payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing: Securities and Exchange Commission, Public Reference Section, Washington, DC 20549-0102.

The website references in this Prospectus are inactive textual references and information contained in or otherwise accessible through these websites does not form a part of this Prospectus.

SEC File Number:  811-525